As filed with the Securities and Exchange Commission on March 31, 2004
                                                    Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                         INTERVEST MORTGAGE CORPORATION
                         ------------------------------
        (Exact name of registrant as specified in governing instruments)



                              10 Rockefeller Plaza
                                   Suite 1015
                          New York, New York 10020-1903
                                 (212) 218-2800
                                 --------------

                                  (Address and
                                telephone number
                            of registrant's principal
                               executive offices)


                               LAWRENCE G. BERGMAN
                                 VICE PRESIDENT
                         INTERVEST MORTGAGE CORPORATION
                        10 ROCKEFELLER PLAZA (SUITE 1015)
                          NEW YORK, NEW YORK 10020-1903
                                 (212) 218-2800

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                                Thomas E. Willett
                                Harris Beach LLP
                                 99 Garnsey Road
                            Pittsford, New York 14534
                                 (585) 419-8646

    Approximate date of commencement of proposed sale to the public; as soon as practicable after the effective date of this registration statement

                         CALCULATION OF REGISTRATION FEE



                                                Proposed               Proposed

Title of each                                   maximum                maximum
class of                   Amount               offering               aggregate              Amount of
securities to be           to be                price per              offering               Registration
registered                 registered           debenture              price                  Fee
----------                 ----------           ---------              -----                  ---

Subordinated               $11,500,000          $10,000                $11,500,000            $1,457.05
Debentures

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Registration Statement contains     pages.  The Exhibit Index is on page  .

The information in this Prospectus is incomplete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to completion, dated March 31, 2004

Prospectus               INTERVEST MORTGAGE CORPORATION
----------

                                 Series __/__/__
                               Maximum $11,500,000
                               Minimum $9,500,000

        We are offering Subordinated Debentures in three maturities with interest rates as follows:

  $2,500,000 in total matures January 1, 2008 with interest at 6 1/4% per annum $4,000,000 in total matures January 1, 2010 with interest at 6 1/2% per annum $5,000,000 in total matures January 1, 2012 with interest at 6 3/4% per annum

     At the time of subscription, a purchaser may elect to receive quarterly payments of interest or have the interest accrue.

     If the purchaser elects to receive quarterly payments of interest, interest on the debentures will be paid on the first day of each calendar quarter at the following interest rates: 6 1/4%, 6 1/2% or 6 3/4%, depending on the maturity selected, with the principal payable at maturity.

     If the purchaser elects to have the interest accrue, then, in addition to interest accruing on the principal balance, interest will accrue each calendar quarter on the balance of the accrued interest as of the last day of the preceding calendar quarter at the same rate of interest, with all accrued interest, together with the principal balance, payable at maturity. A schedule setting out the accrual of interest is included at page 30.

     The debentures are being offered by Sage, Rutty & Co., Inc. and by other participating broker/dealers. The underwriters must sell the minimum amount of debentures offered ($9,500,000 principal amount) if any are sold. The underwriters are required to use only their best efforts to sell the maximum amount of debentures offered ($11,500,000 principal amount). Pending the sale of the minimum amount, all proceeds will be deposited in an escrow account with Canandaigua National Bank and Trust Company. In the event that the minimum amount is not sold prior to __________, the offering will terminate and all funds will be returned promptly to subscribers, with any interest earned on the escrow account to be distributed in proportion to the amount paid by each subscriber without regard to the date paid. The offering will continue until all debentures are sold or until 120 days after the minimum amount is sold, whichever is earlier. The minimum investment is $10,000 principal amount of debentures.

                     ---------------------------------------

            THE DEBENTURES INVOLVE VARIOUS RISKS AS DESCRIBED HEREIN.
                          See "Risk Factors on Page 6."

THE DEBENTURES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THE DEBENTURES MAY LOSE VALUE.

                     ---------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     ---------------------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

================================================================================
                       Price to       Underwriting Fees        Proceeds to
                        Public        and Commissions(1)       Company(1)(2)
                        ------        ------------------       -------------

Per Debenture         $    10,000        $       800           $     9,200
Minimum Offering      $ 9,500,000        $   657,500           $ 8,842,500
Maximum Offering      $11,500,000        $   727,500           $10,772,500
================================================================================

(1) The Company will pay the Underwriter a commission of 3% of the purchase price of each Debenture maturing January 1, 2008, 5% of the purchase price of each Debenture maturing January 1, 2010 and 7% of each Debenture maturing January 1, 2012, which are sold by the Underwriter or participating dealers. In addition, the Company will pay the Underwriter a fee equal to 1/2 of 1% of the aggregate amount of Debentures maturing January 1, 2008 and 1% of the aggregate amount of Debentures maturing January 1, 2010 and 2012.

(2) In addition to underwriting fees and commissions, expenses of the Offering payable by the Company are estimated to be approximately $130,000. See "Use of Proceeds."

                          ----------------------------

                             Sage, Rutty & Co., Inc.

              The date of this Prospectus is ________________, ____

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. We also have filed a Registration Statement, including exhibits, which contains more information on our company and the securities offered in this prospectus. You may read and copy this information at the following SEC locations:

     Public Reference Room                         Chicago Regional Office
     450 Fifth Street, N.W.                        City Corp. Center
     Room 1024                                     500 West Madison Street
     Washington, D.C. 20549                        Suite 1400
                                                   Chicago, Illinois
                                                   60661-2511

     You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. may be obtained by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains a worldwide website that contains reports, proxy statements and other information about registrants, such as us, that file electronically with the SEC. The address of that website is: http:\\www.sec.gov.

     Purchasers of Debentures will be furnished annual consolidated financial statements, including a balance sheet and statements of operations, accompanied by a report of our independent auditors stating that (i) an audit of such financial statements has been made in accordance with auditing principles generally accepted in the United States of America, and (ii) the opinion of the auditors with respect to the financial statements and the accounting principles and practices reflected therein and as to the consistency of the application of the accounting principles generally accepted in the United States of America, and identifying any matters to which the accountants take exception and stating, to the extent practicable, the effect of each such exception on the financial statements.


                                WHO SHOULD INVEST

     The purchase of the Debentures involves certain risks and, accordingly, is suitable only for persons or entities of adequate means having no need for liquidity in their investment. We have established a minimum suitability standard which requires that an investor either (i) has a net worth of at least $40,000 (exclusive of home, furnishings and automobiles) and had during his last year or estimates that he will have during his current tax year an annual gross income of at least $40,000, or (ii) has a net worth of at least $100,000 (exclusive of home, furnishings and automobiles), or (iii) that he is purchasing in a fiduciary capacity for a person or entity meeting such conditions. In the case of sales to fiduciary accounts, such conditions must be met by the beneficiary of the account. Where the fiduciary is the donor of the funds for investment, the fiduciary must meet the suitability standards.

                                     SUMMARY

     The following summary highlights information contained elsewhere in this prospectus. You should read the summary in conjunction with the more detailed information appearing elsewhere in this document.

     The Company. Intervest Mortgage Corporation,  sometimes called Intervest in
     -----------
this document, is a New York corporation which was incorporated in April, 1987. We presently own mortgages on real estate, and intend to acquire additional interests in real estate, including the acquisition and origination of additional mortgages. Our mortgage portfolio is composed predominantly of mortgages on multi-family apartment buildings. We are a wholly-owned subsidiary of Intervest Bancshares Corporation, which is a financial holding company registered under the Bank Holding Company Act of 1956. Intervest Bancshares Corporation is also the parent company of Intervest National Bank, a national bank with its main office in New York, New York with four branch offices in Clearwater, Florida and one in South Pasadena, Florida, and Intervest Securities Corporation, a registered broker-dealer and member firm of the NASD. We maintain our offices at 10 Rockefeller Plaza, Suite 1015, New York, New York 10020-1903, and our telephone number is 212-218-2800.

     Securities  Offered.   $11,500,000  principal  amount  of  Series  __/__/__
     -------------------
Subordinated Debentures in three maturities, as follows: $2,500,000 total principal amount of Subordinated Debentures due January 1, 2008, $4,000,000 total principal amount of Subordinated Debentures due January 1, 2010, and $5,000,000 total principal amount of Subordinated Debentures due January 1, 2012. The three maturities will be offered at the same time and purchasers must specify the maturity or maturities they wish to purchase. At the time of purchase, the purchaser may elect to have interest payable quarterly on the first day of each calendar quarter, or to have interest accrue. Interest on the principal amount of the Debentures will either be paid or will accrue each calendar quarter at the following interest rates: 6 1/4% for Debentures maturing January 1, 2008; 6 1/2% for Debentures maturing January 1, 2010; and 6 3/4% for Debentures maturing January 1, 2012. If the purchaser has elected to have interest accrue, then, in addition to interest accruing on the principal balance, interest will accrue each calendar quarter on the balance of the accrued interest at the same interest rate, with all accrued interest, together with the principal balance, payable at maturity. The Debentures will be unsecured obligations and will be subordinated to all of our Senior Indebtedness. As of December 31, 2003, we had no Senior Indebtedness. There is no limitation on the amount of Senior Indebtedness which we may issue. We may issue additional unsecured indebtedness which will be pari passu with the Debentures. The Debentures will be redeemable, in whole or in part, at any time at our option. See "Description of Debentures."

     Use of  Proceeds.  We will  use  the  net  proceeds  from  the  sale of the
     ----------------
Debentures, after payment of expenses of the Offering, for general corporate purposes, including the origination or purchase of additional mortgages or interests in real estate in accordance with our mortgage investment policy and real estate investment policies. See "Transactions with Management" and "Use of Proceeds."

     Summary Financial Information.  The following summary financial information
     -----------------------------
is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus.

Balance Sheet Summary


                                                                      December 31,
                                           --------------------------------------------------------------
($ in thousands)                             2003          2002          2001          2000         1999
                                             ----          ----          ----          ----         ----
Total Assets                               $119,578      $97,311       $83,083       $74,860      $98,740
Cash                                         25,772       17,946        16,752        19,476       30,754
Mortgages - Net                              89,116       73,398        62,647        51,992       63,290
Total Long Term
 Obligations(2)                              99,402       84,751        72,113        64,347       84,600
Stockholder's Equity                         18,173       11,413         9,847         9,269       12,140

-----------


Income Statement Summary(1)

                                                                   Year Ended December 31,
                                           --------------------------------------------------------------
($ in thousands)                              2003         2002          2001        2000 (6)       1999
                                              ----         ----          ----        --------       ----
Net Interest Income(3)                     $  3,082      $ 2,937       $ 1,776       $ 1,597      $ 2,402

Non-Interest Income(4)                        2,799        2,056         1,151           755          667

Non-Interest Expenses(5)                      2,626        2,220         1,854          2111        2,017

Income before taxes                           3,255        2,773         1,073           241        1,052

Provision for Income Taxes                    1,496        1,207           495           112          480


Net income                                    1,759        1,566           578           129          572

Ratio of Earnings to fixed
 charges(7)                                     1.5          1.4           1.2           1.1          1.0

Notes:
------

(1) Certain reclassifications were made to amounts for 1999 and prior periods to conform to the current period presentation.
(2) Includes current portion of long-term obligations and accrued interest payable at maturity.
(3)  Includes total interest and fee income, less interest on debentures.
(4) Includes service agreement income, gain on early repayment of mortgages and other income.
(5) Includes amortization of deferred debenture offering costs, general and administrative expenses and a $382,000 charge for early retirement of certain debentures.
(6) For purposes of this schedule, reclassified to give effect to Financial Accounting Standards Board's Statement No. 145.
(7) The ratio of earnings to fixed charges has been computed by dividing earnings (before the provision for income taxes and fixed charges) by fixed charges. Fixed charges consist of interest incurred during the period and amortization of deferred debenture offering costs.


Risk  Factors.  An  investment  in the  Debentures  involves  certain  risks and
-------------
prospective investors should carefully consider the various risk factors. See "Risk Factors."

                                  Risk Factors

You should carefully consider the following factors together with the other matters described or incorporated by reference in this prospectus before deciding whether to purchase debentures in this offering.

     We have not yet identified what investments will be made with the net proceeds we receive in this offering

     We intend to use the net proceeds of this offering to originate or acquire mortgage interests in conformity with our mortgage investment policies and our past practices. We may also acquire other interests in real properties in accordance with our real estate investment policies. These policies are described later in this document. As of the date of this prospectus, we have not specified uses of the net proceeds. This is customarily referred to as a blind pool. All determinations concerning the use of the net proceeds will be made by our management. Accordingly, there is a greater degree of uncertainty concerning the return on any investments we might make, than would be the case if specific investments were identified. Holders of our debentures will not have the opportunity to evaluate any mortgages or other real property interests that may be acquired with the proceeds of this offering.

     Investments in junior mortgages may be riskier than investments in senior mortgages

     As of December 31, 2003 we owned Forty-five (45) junior mortgages, and we may acquire additional junior mortgages in the future. Our junior mortgages constitute approximately 32% of the aggregate principal amount of our mortgages. In the event the owner of mortgaged property securing a junior mortgage owned by us defaults on a senior mortgage secured by the property, the holder of the senior mortgage may independently commence foreclosure proceedings. In the event this occurs, there can be no assurance that we will have funds available to cure the default, assuming this would be our desired course of action, in order to prevent foreclosure. If there is a foreclosure on the senior mortgage, as the owner of the junior mortgage we will only be entitled to share in liquidation proceeds after all amounts due to senior lienholders have been fully paid. Actual proceeds available for distribution upon foreclosure may be insufficient to pay all sums due on the senior mortgage, other senior liens and on our junior mortgage, and the costs and fees associated with such foreclosure.

     Recovery of non-recourse mortgages is limited to the property itself

     The majority of our mortgages are non-recourse or limited recourse. It is expected that most mortgages that we acquire in the future will be non-recourse or limited recourse as well. Under the terms of non-recourse mortgages, the owner of the property subject to the mortgage has no personal obligation to pay the mortgage note which the mortgage secures. In addition, our mortgages are primarily on multifamily residential properties and our mortgages are not insured by the Federal Housing Administration, the Veterans' Administration or any other governmental agency. Therefore in the event of a default, our ability to recover our investment is solely dependent upon the value of the mortgaged property and the outstanding principal and interest balances of any loans secured by mortgages and liens that are senior in right to us, which must be paid from the net proceeds of any foreclosure proceeding. Any loss we may incur as a result of the foregoing factors may have a material adverse effect on our business, financial condition and results of operations. At December 31, 2003: four of the mortgages in our portfolio (representing approximately 8% of the principal balance in our portfolio) allowed recourse against the mortgagor only with respect to liabilities related to tenant security deposits; Forty-six (46) of the mortgages (representing approximately 55% of the principal balance in our portfolio) allowed recourse against the mortgagor only with respect to liabilities related to tenant security deposits, proceeds from insurance polices, losses arising under environmental laws and losses resulting from waste or acts of malfeasance. Twenty-eight (28) loans, representing approximately 37% of the portfolio, are full recourse. The balance of our loans were without any recourse. In addition, at December 31, 2003, twenty-five (25) of our mortgages were guaranteed by third parties.

     We may compete with, and we do provide services to, our banking affiliates

     We are a wholly-owned subsidiary of Intervest Bancshares Corporation, a financial holding company with one banking subsidiary (the "Bank"). The Bank also originates and acquires mortgages and, from time to time, we may compete with the Bank for mortgage opportunities. In addition, we have an agreement with the Bank whereby we render various services. There are conflicts of interest inherent in all our dealings with our affiliates including:

     o our acquisition of mortgages from affiliates or sale of mortgages or mortgage interests to affiliates,
     o our retention of affiliates to perform services for us, including mortgage servicing, and
     o    our retention by affiliates to perform services for them.

     It is unlikely that these conflicts will be resolved by arm's-length bargaining. Matters involving conflicts of interests will be approved or ratified by a majority vote of our board of directors, including a majority of our "independent" directors, who are neither officers nor employees of ours or our affiliates, in attendance at any meeting considering such matters. However, such persons may serve as directors of the Company, as well as its affiliates. No assurance can be given that matters involving conflicts of interests will be resolved in the manner most favorable to holders of our debentures, or that we will pursue, or fully pursue, our rights or remedies against our affiliates. Certain of our directors also have other relationships and/or agreements with us. See "Transactions with Management."

     The debentures are not bank deposits. Although we have a bank affiliate, the debentures are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The debentures may lose value.

     The debentures are subordinated to other indebtedness, which could limit collectability of the debentures in the event of bankruptcy

     The payment of principal and interest on the debentures is subordinated to the prior payment in full of all of our existing and future senior indebtedness. Consequently, in the event we undergo a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our assets will be available to pay obligations on the debentures only after all of our senior indebtedness has been paid in full. There may not be sufficient assets remaining to pay amounts due on the debentures after such senior indebtedness has been paid. As of December 31, 2003, we had no senior indebtedness. However, neither the debentures nor the indenture limit or restrict our ability to incur senior indebtedness or indebtedness that is pari passu with the debentures. Indebtedness that is pari passu with the debentures has no priority of payment over and is not subordinated in right of payment to the debentures. Accordingly, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, any assets of ours remaining after payment to lenders of senior indebtedness will be paid pro rata among the holders of the debentures and the holders of pari passu indebtedness.

     The underwriter is not obligated to purchase the debentures, which may limit the net proceeds we actually receive in this offering

     No commitment exists on the part of the underwriter to purchase all or any part of the debentures. Consequently, no assurance can be given as to the amount of debentures that will be sold, if any. If at least $9,500,000 of debentures are not sold by ___________, 200_, all subscription funds will be refunded to subscribers, with interest in proportion to the amount paid and without regard to the date paid.

     Absence of public market for the debentures could limit opportunities to sell your debentures in the future

     The debentures are new securities for which there is no trading market. We do not intend to apply for listing of the debentures on any securities exchange or for quotation through an automated quotation system. There is currently no established trading market for previous series of debentures we have issued. Although there are no restrictions on the transfer of debentures, the absence of an established trading market makes it more difficult to sell or transfer debentures. There can be no assurance that a market may develop in the future, and there can be no assurance as to the ability of holders of debentures to sell their debentures. If such a market were to exist, the debentures could trade at prices that may be higher or lower than their principal amount depending on many factors, including prevailing interest rates, the market for similar debt instruments and our financial performance.

     We have not set aside funds to pay the debentures when they mature

     There is no sinking fund for retirement of the debentures at or prior to their maturity. We anticipate that principal and accrued interest on the debentures will be paid from our working capital, or from the proceeds of a refinancing of the debentures. However, no assurance can be given that we will have sufficient funds available to pay the debentures at maturity. The debentures are subordinated and unsecured obligations of ours. As a result, if we are unable to pay the debentures at their maturity, your ability to recover the principal amount of the debentures and any outstanding interest may be limited by the terms and amount of our senior indebtedness and pari passu indebtedness.

     Our assets are heavily concentrated in mortgages on properties located in New York City, accordingly our business and operations are more vulnerable to downturns in the economy of a concentrated geographic area

     Thirty-eight (38) of the Eighty-two (82) mortgage loans in our portfolio are secured by multi-family properties located in the City of New York. These loans represent approximately 45% of the principal balance of our portfolio. Many of these properties are subject to rent control and rent stabilization laws imposed in the City of New York, which limit the ability of the property owners to increase rents. We anticipate that a substantial portion of the mortgages that we may acquire with the net proceeds of this offering are also likely to be liens on real estate located in the New York metropolitan area. This concentration in the number, type or location of our investments could have a material adverse effect on our business, financial condition or results of operations.

     Terrorist acts and armed conflicts may adversely affect our business.

     Terrorist acts, such as those that occurred on September 11, 2001, and armed conflicts, such as the recent Gulf War, may have an adverse impact on our results of operations and on the economy generally. While these matters have not had a material adverse affect on our business, there can be no assurances as to any future impact.

     Our business will suffer if we do not continually identify and invest in mortgages

     Our success, in large part, depends on our ability to invest most of our assets in mortgages. We may be unable to so invest the optimum percentage of our assets because of a lack of available mortgages that meet our investment criteria. As a result, we may experience lower rates of return from investment of our assets, which could have a material adverse effect on our business, financial condition or results of operations.

     Fluctuations in interest rates and credit terms could adversely affect our ability to collect on mortgage loans having balloon payment features

     Seventy-two (72) of the mortgage loans in our portfolio, representing approximately 88% of the principal balance of our portfolio have balloon payments due at the time of their maturity. We may acquire additional mortgage loans that have balloon payments due at maturity. Volatile interest rates and/or erratic credit conditions and supply of available mortgage funds at the time these mortgage loans mature may cause refinancing by the borrowers to be difficult or impossible, regardless of the market value of the collateral at the time such balloon payments are due. In the event borrowers are unable to refinance these mortgage loans, or in the event borrowers are otherwise unable to make their balloon payments when they become due, such borrowers may default on their mortgage loans, which will have a material adverse effect on our business, financial condition and results of operations.

     Competition may affect our ability to generate desired returns on our investments

     We experience significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts, limited partnerships and other lenders and investors engaged in purchasing mortgages or making real property investments with investment objectives similar in whole or in part to ours. An increase in the general availability of investment funds may increase competition in the making of investments in mortgages and real property. Many of our current and potential competitors have significantly greater financial and marketing resources. These competitors may be able to offer more favorable credit terms to mortgagors simply because of their resources. Such competition may require that we alter our credit terms, including reduced origination fees, lower interest rates or less restrictive covenants, which may result in a reduction in our expected return on investments and increased exposure to defaults, which could have a material adverse effect on our business, financial condition or results of operations.

     Holders of our debentures will have no say over our management and affairs

     All decisions with respect to our management will be made exclusively by our officers and directors. Holders of our debentures have no right or power to take part in management. Prospective investors will be entirely reliant on our officers and directors and will not be able to evaluate for themselves the merits of proposed mortgage or other real estate investments. Accordingly, no person should purchase debentures unless he or she is willing to entrust all aspects of our management to our officers and directors. See "Management."

     Investments in mortgages and ownership of real property are susceptible to factors outside our control

     All mortgage loans are subject to some degree of risk, including the risk of default by a borrower on the mortgage loan. In addition, an owner of a mortgage may have to foreclose on the mortgage to protect its investment and may thereafter operate the mortgaged property, in which case it is exposed to the risks inherent in the ownership of real estate. A borrower's ability to make payments due under a mortgage loan, and the amount we, as mortgagee, may realize after a default, is dependent upon the risks associated with real estate investments generally, including:

       o    general or local economic conditions,
       o    neighborhood values,
       o    interest rates,
       o    real estate tax rates,
       o    operating expenses of the mortgaged properties,
       o    supply of and demand for rental units,
       o    supply of and demand for properties,
       o    ability to obtain and maintain adequate occupancy of the properties,
       o    zoning laws,
       o    governmental rules, regulations and fiscal policies, and
       o    acts of God

     We have little or no control over these risks. As we expand our mortgage portfolio, we may experience in the future some or all of these risks, which may have a material adverse effect on our business, financial condition and results of operations.

     Certain expenditures associated with real estate equity investments, principally real estate taxes and maintenance costs, are not necessarily decreased by events adversely affecting our income from such investments. Therefore, the cost of operating a real property may exceed the rental income earned from such property, and we may have to advance funds in order to protect our investment or we may be required to dispose of the real property at a loss. The above factors could adversely affect our ability to generate revenues, resulting in reduced levels of profitability.

     If we are required to foreclose on mortgages, our return on investment may be less than we expected

     In the event we are required to foreclose on a mortgage or otherwise pursue our remedies in order to protect our investment, there can be no assurance that we will recover funds in an amount equal to our projected return on our investment or in an amount sufficient to prevent a loss to us.

     Our business is affected by prevailing interest rates and the availability of funds

     The real estate industry in general and the kinds of investments which we make in particular may be affected by prevailing interest rates, the availability of funds and the generally prevailing economic environment. The direction of future interest rates and the willingness of financial institutions to make funds available for real estate financing in the future is difficult to predict. The real property underlying any mortgages that may be acquired with the proceeds of this offering and the properties underlying our present mortgage loans will also be affected by prevailing economic conditions and the same factors associated with the ownership of real property, which may affect the ability to collect rent and the borrower's ability to repay, respectively. We cannot predict what effect, if any, prevailing economic conditions will have on our ability to make mortgage loans or on the operations of the property subject to our investments.

     Prepayments of mortgage loans could reduce expected returns on investment

     Although many of our mortgage loans include penalties for prepayment, fluctuating interest rates may provide an incentive for borrowers to prepay their loans. If we are unable to reinvest the proceeds of such prepayments at the same or higher interest rates, our business, financial condition and results of operations may be adversely affected. See "General Risks of Financing on Real Estate."

     Any difficulty in accessing additional capital may prevent us from achieving our business objectives

     To the extent that our available working capital reserves are not sufficient to defray expenses and carrying costs which exceed our income, it will be necessary to attempt to borrow such amounts. Any required additional financing may be unavailable on terms favorable to us, or at all. If additional financing is not available when required or is not available on acceptable terms, we may be forced to liquidate certain investments on terms which may not be favorable to us. We may also be unable to take advantage of investment opportunities or respond to competitive pressures.

     Compliance with environmental laws can be costly

     Federal and state statutes impose liability on property owners and operators for the clean-up or removal of hazardous substances found on their property. Courts have extended this liability to lenders who have obtained title to properties through foreclosure or have become involved in managing properties prior to obtaining title. In addition, these statutes allow the government to place liens for environmental liability against the affected properties, which liens are senior in priority to other liens, including mortgages against the properties. We cannot predict what environmental legislation or regulations will be enacted in the future or how existing or future laws or regulations will be administered or interpreted. Enactment of more stringent laws or regulations or more strict interpretation of existing laws and regulations may require expenditures by us which may be material. We intend to monitor such laws and take commercially reasonable steps to protect ourselves from the impact of such laws; however, there can be no assurance that we will be fully protected from the impact of such laws.

                                 USE OF PROCEEDS

     The net proceeds of the Offering, after payment of underwriting fees and commissions and offering expenses, are estimated at $10,642,500 if the maximum amount ($11,500,000) of the Debentures are sold, and are estimated at $8,712,500 if the minimum amount ($9,500,000) of the Debentures are sold. Such proceeds will be held in trust for the benefit of the purchasers of Debentures, and only used for the purposes set forth herein. Net proceeds will become part of our working capital and will be used to purchase mortgages or interests in real estate in accordance with our mortgage and real estate investment policies. The following table sets forth the sources and amount of funds which will be available to us upon completion of the Offering and the approximate use of said funds.

                                 Minimum                               Maximum
                             Offering Amount      Percent          Offering Amount      Percent

SOURCES:

Sale of Debentures             $ 9,500,000         100.0%           $11,500,000          100.0%
                               ===========         =====            ===========          =====

PROCEEDS:

Underwriting fees and
   commissions                 $   657,500           6.9%               727,500            6.3%
Offering expenses              $   130,000           1.4%               130,000            1.1%
Working Capital                  8,712,500          91.7%            10,642,500           92.6%
                               -----------         -----            -----------          -----
Proceeds                       $ 9,500,000         100.0%           $11,500,000          100.0%
                               ===========         =====            ===========          =====


     Pending investment of the net proceeds as specified above, we plan to invest such proceeds in highly liquid sources, such as interest-bearing bank accounts, bank certificates of deposit or other short term money market instruments. It is presently anticipated that such short term investments would be for a period not in excess of six months, although such time could be extended if appropriate mortgages or other interests in real estate are not identified for reinvestment.

     It is presently anticipated that specified mortgage and/or real estate investments will be identified over the course of approximately 6 months after the completion of the Offering. Selected investments will meet the criteria and characteristics embodied in our present investment policies. See "History of Business - Real Estate Investment Policies and Mortgage Investment Policy". It is not anticipated that any single investment will be in an amount which exceeds ten percent (10%) of our total assets. In no event, will more than ten percent (10%) of the proceeds be used to acquire interests in unimproved and/or non-income-producing property.

     In the event that any real estate that may be acquired is subsequently resold or refinanced, any proceeds received therefrom will become part of our working capital and will be available for reinvestment. Any fees or commissions paid by us to affiliates, or received by us from our affiliates, in connection with any such resale or refinancing, will be on terms comparable with those that would be paid to unaffiliated parties. See "Transactions with Management."

                               MARKET INFORMATION

     We are a wholly-owned subsidiary of Intervest Bancshares Corporation, so that there is no established trading market for our common stock.

                                 CAPITALIZATION

     The following table sets forth the capitalization of Intervest as of December 31, 2003, and as adjusted to give effect to the sale of the Debentures offered hereby:

                                                                           As adjusted
                                                                    Minimum          Maximum
                             At December 31, 2003                   Offering         Offering
                             --------------------                   --------         --------
                                                                            (Unaudited)
Long Term Debt:

Debenture Interest Payable
    at Maturity                 $ 12,052,000                     $ 12,052,000       $ 12,052,000
Outstanding Debentures            87,350,000                       87,350,000         87,350,000
Debentures Offered                     -----                        9,500,000         11,500,000
                                ------------                     ------------       ------------
                                  99,402,000                      108,902,000        110,902,000
                                ------------                     ------------       ------------

Stockholder's Equity:
Common Stock, No Par Value,
    200 shares authorized,
    100 shares issued and
    outstanding                    2,100,000                        2,100,000          2,100,000
  Additional Paid-in Capital       8,510,000                        8,510,000          8,510,000
  Retained Earnings                7,563,000                        7,563,000          7,563,000
                                ------------                     ------------       ------------
  Total Stockholder's Equity      18,173,000                       18,173,000         18,173,000
                                ------------                     ------------       ------------
      Total Capitalization      $117,575,000                     $127,075,000       $129,075,000
                                ============                     ============       ============

------------

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


General

Intervest Mortgage Corporation and its wholly owned subsidiaries, Intervest Distribution Corporation and Intervest Realty Servicing Corporation (hereafter referred to as the "Company" on a consolidated basis), are engaged in the real estate business, including the origination and purchase of real estate mortgage loans, consisting of first mortgage and junior mortgage loans.

Intervest Bancshares Corporation (which is a financial holding company and hereafter referred to as the "Parent Company") owns 100% of the capital stock of the Company. The Company's executive officers are directors of the Company and are also officers, directors and principal shareholders of the Parent Company. In addition to Intervest Mortgage Corporation, the Parent Company also owns Intervest National Bank (a national bank with its headquarters and full-service banking office in Rockefeller Center, New York, and four full-service banking offices in Clearwater, Florida and one in South Pasadena, Florida) and Intervest Securities Corporation (a broker/dealer that is an NASD and SIPC member firm also located in Rockefeller Center, New York). Intervest Securities Corporation, from time to time, participates as a selected dealer from time to time in the Company's offerings of debentures.

The Company has historically invested primarily in short-term real estate mortgage loans secured by income producing real property that mature within approximately five years. The properties to be mortgaged are inspected by representatives of the Company and mortgage loans are made only on those types of properties where management is knowledgeable as to operating income and expense. The Company generally relies upon management in connection with the valuation of properties. From time to time, however, it may engage independent appraisers and other agents to assist in determining the value of income-producing properties underlying mortgages, in which case the costs associated with such services are generally paid by the mortgagor. The Company does not finance new construction. While the Company has not previously made acquisitions of real property, it may also, from time to time, acquire interests in real property, including fee interests.

The Company's mortgage portfolio is composed predominantly of mortgages on multi-family residential properties, many of which are subject to applicable rent control and rent stabilization statutes and regulations. In both cases, any increases in rent are subject to specific limitations. As such, properties of the nature of those constituting the most significant portion of the Company's mortgage portfolio are not affected by the general movement of real estate values in the same manner as other income-producing properties.

The prepayment of mortgage loans tends to increase during periods of declining interest rates and tends to decrease during periods of increasing interest rates. Certain of the Company's mortgages include prepayment provisions, and others prohibit prepayment of indebtedness entirely. Of the eighty-two (82) mortgages in the portfolio: six allow prepayment without penalty; four prohibit prepayment; thirty-eight (38) permit prepayment only after passage of a specific period; and thirty-four (34) permit prepayment after payment of penalties ranging from 0.5% up to 5% of the principal balance.

The Company's profitability depends on its net interest income, which is the difference between interest income generated from its mortgage loans and the interest expense, inclusive of amortization of offering costs, incurred on its debentures. The Company's profitability is also affected by its noninterest income and expenses, provision for loan losses and income tax expense. Noninterest income consists of fee income from providing mortgage loan origination and other services to Intervest National Bank as well as loan service charges and prepayment income generated from the Company's loan portfolio. Noninterest expense consists mainly of compensation and benefits expense, occupancy expenses, professional fees, insurance expense and other operating expenses.

The Company's profitability is significantly affected by general economic and competitive conditions, changes in market interest rates, government policies and actions of regulatory authorities. Since the properties underlying the Company's mortgages are concentrated in the New York City area, the economic conditions in that area also have an impact on the Company's operations. Additionally, terrorist acts, such as those that occurred on September 11, 2001, and armed conflicts, such as the recent Gulf War, may have an adverse impact on economic conditions.

Comparison of Financial Condition at December 31, 2003 and December 31, 2002

Total assets at December 31, 2003 increased to $119,578,000, from $97,311,000 at December 31, 2002. The increase is primarily reflected in new loan originations.

Cash and cash equivalents increased to $25,772,000 at December 31, 2003, from $17,946,000 at December 31, 2002.

Mortgage loans receivable, net of unearned income and allowance for loan losses, amounted to $89,116,000 at December 31, 2003, compared to $73,398,000 at December 31, 2002. At December 31, 2003, two real estate loans with an aggregate principal balance of $1,058,000 were on nonaccrual status. These loans were considered impaired under the criteria of SFAS No.114. The company believes the estimated fair value of each of the underlying properties (which are located in New York City) is greater than its recorded investment. As a result, there was no specific valuation allowance maintained. During March 2004, one of the aforementioned loans was repaid in full and the other was brought current and returned to accrual status. At December 31, 2003 and 2002, there were no other impaired loans or loans ninety days past due and still accruing interest.

Management's periodic evaluation of the need for or adequacy of the allowance for loan losses is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying collateral and other relevant factors. This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows expected to be received on any impaired loans that may be susceptible to significant change. The allowance for loan losses amounted to $191,000 at December 31, 2003 and $101,000 at December 31, 2002. An allowance was not maintained at any time during 2000. Although management believes it uses the best information available to make determinations with respect to the need for and amount of the allowance, future adjustments may be necessary if economic conditions, or other factors, differ from those assumed.

Deferred debenture offering costs, net of accumulated amortization, increased to $2,851,000 at December 31, 2003, from $2,556,000 at December 31, 2002. The increase was primarily due to $1,248,000 of additional deferred costs associated with the issuance of new debentures, partially offset by normal amortization.

Total liabilities at December 31, 2003 increased to $101,405,000, from $85,898,000 at December 31, 2002. The increase primarily reflected an increase in debentures to $87,350,000 at year-end 2003, from $74,000,000 at December 31, 2002. The increase was due to the issuance of Series 1/21/03 and 7/25/03 debentures totaling $16,000,000 in principal amount. The sales, after underwriter's commissions and other issuance costs, resulted in net proceeds of $14,826,000. The new debentures were offset by Series 11/10/98 debentures that matured and were retired on January 1, 2003 (principal of $1,400,000 and accrued interest of $570,000) and Series 9/18/00 debentures (maturing on January 1,
2004) that were redeemed on November 1, 2003 (principal of $1,250,000 and accrued interest of $335,000).

At December 31, 2003, debenture interest payable at maturity amounted to $12,052,000, compared to $10,751,000 at year-end 2002. The increase was due to accruals during the year less the repayment of interest resulting from the maturity or early redemption of debentures. Nearly all of the accrued interest payable at December 31, 2003 is due and payable at the maturity of various debentures.

Stockholder's equity increased to $18,173,000 at December 31, 2003, from $11,413,000 at December 31, 2002 due to net income of $1,759,000 and capital contributions from the Parent Company of $5,001,000.

Comparison  of Results of  Operations  for the Year Ended  December 31, 2003 and
2002

The Company's net income increased $193,000 to $1,759,000 in 2003 from $1,566,000 in 2002. The increase was primarily due to a $746,000 increase in service fee income received from Intervest National Bank, partially offset by a

$289,000 increase in income tax expense and a $258,000 increase in general and administrative expenses.

The following table provides information on average assets, liabilities and stockholders' equity; yields earned on interest-earning assets; and rates paid on interest-bearing liabilities for 2003 and 2002. The yields and rates shown are based on a computation of income/expense (including any related fee income or expense) for each year divided by average interest-earning assets/interest-bearing liabilities during each year. Average balances are derived from daily balances. Net interest margin is computed by dividing net interest and dividend income by the average of total interest-earning assets during each year.

                                                                     For the Year Ended December 31,
                                                                     -------------------------------
                                                               2003                                     2002
                                              --------------------------------------   --------------------------------------
                                                Average     Interest       Yield/        Average      Interest      Yield/
 ($ in thousands)                               Balance     Inc./Exp.       Rate         Balance      Inc./Exp.      Rate
 -----------------------------------------------------------------------------------------------------------------------------------
              Assets
 Mortgage loans receivable (1)                  $ 91,123     $9,066         9.95%        $ 71,346     $8,131         11.40%
 Short-term investments                           13,502        203         1.50           15,473        289          1.87
 -----------------------------------------------------------------------------------------------------------------------------------
 Total interest-earning assets                   104,625     $9,269         8.86%          86,819     $8,420          9.70%
 -----------------------------------------------------------------------------------------------------------------------------------
 Noninterest-earning assets                        3,659                                    3,000
 -----------------------------------------------------------------------------------------------------------------------------------
 Total assets                                   $108,284                                 $ 89,819
 -----------------------------------------------------------------------------------------------------------------------------------

    Liabilities and Stockholders' Equity
 Debentures and accrued interest payable        $ 92,172     $7,140         7.75%        $ 77,742     $6,288          8.09%
 Noninterest-bearing liabilities                   1,858                                    1,488
 Stockholders' equity                             14,254                                   10,589
 -----------------------------------------------------------------------------------------------------------------------------------
 Total liabilities and stockholders' equity     $108,284                                 $ 89,819
 -----------------------------------------------------------------------------------------------------------------------------------
 Net interest income                                         $2,129                                   $2,132
 -----------------------------------------------------------------------------------------------------------------------------------
 Net interest-earning assets/margin             $ 12,453                    2.03%        $  9,077                     2.46%
 -----------------------------------------------------------------------------------------------------------------------------------
 Ratio of total interest-earning assets
    to total interest-bearing liabilities          1.13x                                    1.12x
 -----------------------------------------------------------------------------------------------------------------------------------

(1) Mortgage loans receivable include non-performing loans.

Net interest income amounted to $2,129,000 in 2003, compared to $2,132,000 in 2002. The growth in average interest-earning assets was offset by the Company's yield on interest-earning assets decreasing at a faster pace than its cost of debentures. The growth in average assets consisted of net new mortgage loans of $19,777,000 funded primarily by new debentures of $14,430,000 and a $3,665,000 increase in average stockholders' equity.

The yield on interest-earning assets decreased 84 basis points (bp) to 8.86% in 2003 due to lower rates on new mortgage loans originated, prepayments of higher-yielding loans and lower yields earned on short-term investments. The cost of debentures decreased 34 bp to 7.75% in 2003 largely due to lower rates paid on $41,500,000 of floating-rate debentures. These debentures are indexed to the JPMorgan Chase Bank prime rate, which decreased by a total of 25 bp from December 2002.

Service agreement income from Intervest National Bank increased to $2,343,000 in 2003, from $1,597,000 in 2002. The increase of $746,000 was due to increased loan origination services provided to the bank.

General and administrative expenses aggregated $1,673,000 in 2003, compared to $1,415,000 in 2002. The increase of $258,000 was primarily the result of an increase in salary expense of $149,000 (resulting from additional staff, salary increases and a higher cost of benefits) and a $45,000 increase in occupancy expense, primarily due to additional rented space and higher escalation costs under the lease.

The provision for income taxes amounted to $1,496,000 and $1,207,000 in 2003 and 2002, respectively. The provision represented 46% and 44% of pretax income for 2003 and 2002, respectively.

Comparison  of Results of  Operations  for the Year Ended  December 31, 2002 and
2001

The Company's net income increased $988,000 to $1,566,000 in 2002 from $578,000 in 2001. The increase was primarily due to a $1,134,000 increase in service fee income received from Intervest National Bank and an increase in net interest income of $1,018,000. These increases were partially offset by a $248,000 decrease in gains from early repayment of mortgages, a $712,000 increase in income tax expense and a $223,000 increase in general and administrative expenses.

The following table provides information on average assets, liabilities and stockholders' equity; yields earned on interest-earning assets; and rates paid on interest-bearing liabilities for 2002 and 2001. The yields and rates shown are based on a computation of income/expense (including any related fee income or expense) for each year divided by average interest-earning assets/interest-bearing liabilities during each year. Average balances are derived from daily balances. Net interest margin is computed by dividing net interest and dividend income by the average of total interest-earning assets during each year.

                                                                      For the Year Ended December 31,
                                                                      --------------------------------
                                                                 2002                                    2001
                                                --------------------------------------    -----------------------------------
                                                  Average      Interest      Yield/         Average    Interest     Yield/
 ($ in thousands)                                 Balance      Inc./Exp.      Rate          Balance    Inc./Exp.     Rate
-----------------------------------------------------------------------------------------------------------------------------------
                    Assets
 Mortgage loans receivable                        $ 71,346     $  8,131      11.40%         $ 59,183   $  7,009       11.84%
 Short-term investments                             15,473          289       1.87            14,837        616        4.15
------------------------------------------------------------------------------------------------------------------------------------
 Total interest-earning assets                      86,819     $  8,420       9.70%           74,020   $  7,625       10.30%
------------------------------------------------------------------------------------------------------------------------------------

 Noninterest-earning assets                          3,000                                     2,485
------------------------------------------------------------------------------------------------------------------------------------
 Total assets                                     $ 89,819                                  $ 76,505
------------------------------------------------------------------------------------------------------------------------------------

     Liabilities and Stockholders' Equity
 Debentures and accrued interest payable          $ 77,742     $  6,288       8.09%         $ 65,664   $  6,511        9.92%
 Noninterest-bearing liabilities                     1,488                                     1,472
 Stockholders' equity                               10,589                                     9,369
------------------------------------------------------------------------------------------------------------------------------------
 Total liabilities and stockholders' equity       $ 89,819                                  $ 76,505
------------------------------------------------------------------------------------------------------------------------------------
 Net interest income                                           $  2,132                                $  1,114
------------------------------------------------------------------------------------------------------------------------------------
 Net interest-earning assets/margin               $  9,077                    2.46%         $  8,356                 1.50%
------------------------------------------------------------------------------------------------------------------------------------

 Ratio of total interest-earning assets
    to total interest-bearing liabilities            1.12x                                     1.13x
------------------------------------------------------------------------------------------------------------------------------------

Net interest income increased to $2,132,000 in 2002 from $1,114,000 in 2001 due to growth in average interest-earning assets an increase in the net interest margin. The growth in average assets consisted of net new mortgage loans of $12,163,000 funded by new debentures of $12,078,000 and a $1,220,000 increase in average stockholders' equity.

The yield on interest-earning assets decreased 60 basis points (bp) to 9.70% in 2002 due to lower rates on new mortgage loans originated, prepayments of higher-yielding loans and lower yields earned on short-term investments. The cost of debentures decreased at a faster pace, or 183 bp, to 8.09% in 2002 largely due to lower rates paid on $41,500,000 of floating-rate debentures. These debentures are indexed to the JPMorgan Chase Bank prime rate, which decreased a total of 525 basis points from January 1, 2001 to December 31, 2002.

Service agreement income from Intervest National Bank was $1,597,000 in 2002, compared to $463,000 in 2001. The increase of $1,134,000 was due to increased loan origination services provided to the bank.

Gain on early repayment of mortgages was $334,000 in 2002, compared to $582,000 in 2001. The decrease of $248,000 was due mostly to a large prepayment fee in 2001 which did not recur.

General and administrative expenses aggregated $1,415,000 in 2002, compared to $1,192,000 in 2001. The increase of $223,000 was primarily the result of an increase in salary expense due to additional staff, salary increases and a higher cost of benefits.

The provision for income taxes amounted to $1,207,000 and $495,000 in 2002 and 2001, respectively. The provision represented 44% and 46% of pretax income for 2002 and 2001, respectively.

Liquidity and Capital Resources

The Company manages its liquidity position on a daily basis to assure that funds are available to meet operations, lending commitments and the repayment of debentures. The Company's principal sources of funds have consisted of borrowings (through the issuance of its subordinated debentures), mortgage repayments and cash flow generated from ongoing operations. For information about the cash flows from the Company's operating, investing and financing activities, see the consolidated statements of cash flows in this report.

On April 1, 2002, $2,500,000 of principal and $586,000 of accrued interest was repaid on Series 6/28/99 debentures due July 1, 2002. On January 1, 2003, $1,400,000 of principal and $570,000 of accrued interest was repaid on Series 11/10/98 debentures due January 1, 2003. On November 1, 2003, $1,250,000 of principal and $335,000 of accrued interest was repaid on Series 9/18/00 debentures due January 1, 2004.

In February of 2002, August of 2002, February 2003, August 2003 and January 2004, the Company completed the sale of debentures in the principal amounts of $5,750,000 $7,750,000, $7,500,000, $8,500,000 and $10,000,000, respectively, which resulted in net proceeds of approximately $5,299,000, $7,172,000, $6,953,000, $7,909,000 and $9,280,000, respectively, after underwriter's commissions and other issuance costs.

The Company intends to file an offering to issue additional subordinated debentures. It is anticipated that debentures in an aggregate principal amount of up to $11,500,000 will be issued in the second quarter of 2004.

Off-Balance Sheet Commitments

At December 31, 2003, the Company's total commitments to lend aggregated $14,435,000, all of which will either close or expire in 2004. The Company considers its current liquidity and sources of funds sufficient to satisfy its outstanding lending commitments and its maturing liabilities. The Company issues commitments to extend credit in the normal course of business, which may involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. Commitments to extend credit are agreements to lend funds under specified conditions. Such commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since some of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements.

Contractual Obligations

The  following  table  summarizes  the  Company's   payments  due  for  specific
contractual obligations at December 31, 2003.

                                                                                            Due In
                                                                     ---------------------------------------------------
                                                                                    2005 and      2007 and     2009 and
  ($ in thousands)                                       Total          2004          2006          2008         Later
  ----------------------------------------------------------------------------------------------------------------------
Subordinated debentures payable                        $ 87,350      $ 20,000      $ 38,100      $ 15,250      $ 14,000
Debenture interest payable                               12,052         6,656         4,707           532           157
Operating lease payments due third party                    177           177             -             -             -
Operating lease payments due Parent Company               4,271           297           792           824         2,358
------------------------------------------------------------------------------------------------------------------------
                                                       $103,850      $ 27,130      $ 43,599      $ 16,606      $ 16,515
------------------------------------------------------------------------------------------------------------------------

Asset and Liability Management

Interest rate risk arises from differences in the repricing of assets and liabilities within a given time period. The Company uses "gap analysis," which measures the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a given time period, to monitor its interest rate sensitivity. An asset or liability is normally considered to be interest-rate sensitive if it will reprice or mature within one year or less.

The interest-rate sensitivity gap is the difference between interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within a one-year time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. Conversely, a gap is considered negative when the opposite is true.

During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If the repricing of the Company's assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

A simple interest rate gap analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates for the following reasons. Income associated with interest-earning assets and costs associated with interest bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market interest rates, while interest rates on other types may lag behind changes in market rates. The ability of many borrowers to service their debts also may decrease in the event of an interest-rate increase.

The Company has a "floor," or minimum rate, on many of its floating-rate loans. The floor for each specific loan is determined in relation to the prevailing market rates on the date of origination and most adjust upwards in the event of increases in the prevailing rate. This feature reduces the effect on interest income in a falling rate environment.

Notwithstanding all of the above, there can be no assurances that a sudden and substantial increase in interest rates may not adversely impact the Company's earnings, to the extent that the interest rates borne by assets and liabilities do not change at the same speed, to the same extent, or on the same basis.

The following table summarizes information relating to the Company's interest-earning assets and interest-bearing liabilities as of December 31, 2003, that are scheduled to mature or reprice within the periods shown. Floating-rate loans and debentures, which are subject to adjustment at any time, are included in the 0-3 month period rather than in the period in which they mature. Fixed-rate loans and debentures are scheduled according to their contractual maturities.



        ($ in thousands)                                   0-3             4-12          Over 1-4         Over 4
                                                          Months          Months           Years          Years         Total
----------------------------------------------------------------------------------------------------------------------------------
Floating- rate loans                                     $ 57,644        $      -        $      -       $       -   $  57,644
Fixed- rate loans                                           7,530           6,392           5,600          13,251      32,773
----------------------------------------------------------------------------------------------------------------------------------
Total Loans                                                65,174           6,392           5,600          13,251      90,417
Short-term investments                                     24,393               -               -              -       24,393
----------------------------------------------------------------------------------------------------------------------------------
Total rate-sensitive assets                              $ 89,567        $  6,392        $  5,600       $  13,251   $ 114,810
----------------------------------------------------------------------------------------------------------------------------------


Debentures payable                                       $ 41,500        $  2,000        $ 19,600       $  24,250   $  87,350
Accrued interest on debentures                              7,565             898           2,966             623      12,052
----------------------------------------------------------------------------------------------------------------------------------
Total rate-sensitive liabilities                         $ 49,065        $  2,898        $ 22,566       $  24,873   $  99,402
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
GAP (repricing differences)                              $ 40,502        $  3,494        $(16,966)      $ (11,622)  $  15,408
----------------------------------------------------------------------------------------------------------------------------------
Cumulative GAP                                           $ 40,502        $ 43,996        $ 27,030       $  15,408   $  15,408
----------------------------------------------------------------------------------------------------------------------------------
Cumulative GAP to total assets                               33.9%           36.8%           22.6%           12.9%       12.9%
----------------------------------------------------------------------------------------------------------------------------------

Impact of Inflation and Changing Prices

     The financial statements and related financial data concerning the Company presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation.

     The primary impact of inflation on the operations of the Company is reflected in increased operating costs. Virtually all of the assets and liabilities of the Company are monetary in nature. As a result, changes in interest rates have a more significant impact on the performance of the Company than do the effects of changes in the general rate of inflation and changes in prices. Additionally, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services.

     In a rising rate environment, it is possible that the Company would have to devote a higher percentage of the interest payments it receives from its fixed-rate mortgages to meet the interest payments due on variable-rate Debentures. However, it should be noted that the interest rate on variable-rate debentures is limited to a maximum of 12%.

Quantitative and Qualitative Disclosures about Market Risk

     Market risk is the risk of loss from adverse changes in market prices and interest rates. The Company's market risk arises primarily from interest rate risk inherent in its lending and debenture-selling activities. The Company has not engaged in and accordingly has no risk related to trading accounts, commodities or foreign exchange. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on-and off-balance sheet transactions are aggregated, and the resulting net positions are identified. Disclosures about the fair value of financial instruments as of December 31, 2003 and 2002, which reflect changes in market prices and rates, can be found in note 13 of the notes to consolidated financial statements.

     Management actively monitors and manages the Company's interest rate risk exposure. The primary objective in managing interest rate risk is to limit, within established guidelines, the adverse impact of changes in interest rates on the Company's net interest income and capital. For a further discussion, see the section "Asset and Liability Management."

                  SELECTED FINANCIAL INFORMATION OF THE COMPANY

     The table below presents selected consolidated financial data. This data should be read in conjunction with, and are qualified in their entirety by, the Consolidated Financial Statements and the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus. The selected consolidated financial data for the years ended December 31, 1999 through December 31, 2003 are derived from our audited consolidated financial statements. Historical results are not necessarily indicative of the results to be expected in the future.

                                                                    At and For The Year Ended December 31,
                                                                    --------------------------------------
($ in thousands)                                             2003       2002         2001      2000(4)      1999
                                                           ------------------------------------------------------
Financial Condition Data:
Total Assets                                               119,578     97,311      $83,083    $74,860     $98,740
Cash and short-term investments                             25,772     17,946       16,752     19,476      30,754
Loans receivable, net of deferred fees                      89,307     73,499       62,665     51,992      63,290
Allowance for loan losses                                      191        101           18        ---         ---
Subordinated debentures and related
   interest payable(1)                                      99,402     84,751       72,113     64,347      84,600
Stockholder's equity                                        18,173     11,413        9,847      9,269      12,140


Operations Data:
Interest income                                              9,269      8,420      $ 7,625    $ 8,519     $10,552
Gain on early repayment of mortgages receivable                260        334          582        340         369
Other income                                                 2,539      1,722          569        415         298
                                                            ------     ------        -----      -----      ------
Total revenue                                               12,068     10,476        8,776      9,274      11,219
                                                            ------     ------        -----      -----      ------
Interest expense                                             6,187      5,483        5,849      6,922       8,150
Amortization of deferred debenture
   offering costs                                              953        805          662      1,096         899
General and administrative expenses                          1,673      1,415        1,192      1,015       1,118
                                                            ------     ------        -----      -----      ------
Total expenses                                               8,813      7,703        7,703      9,033      10,167
                                                            ------     ------        -----      -----      ------
Earnings before income taxes                                 3,255      2,773        1,073        241       1,052
Provision for income taxes                                   1,496      1,207          495        112         480
                                                            ------     ------        -----      -----      ------


Net income                                                   1,759      1,566      $   578    $   129     $   572
                                                             -----      -----      -------    -------     -------


Ratios and Other Data
Ratio of earnings to fixed charges(3)                          1.5        1.4          1.2        1.0         1.1
Dividends paid                                                 ---        ---          ---    $ 3,000         ---

--------------------

(1)  Includes interest paid quarterly and at maturity.
(2) Represents a charge, net of taxes, in connection with the early retirement of debentures.
(3) The ratio of earnings to fixed charges has been computed by dividing earnings (before the provision for income taxes and fixed charges) by fixed charges. Fixed charges consist of interest expense incurred during the period and amortization of deferred debenture offering costs.
(4) For purposes of this statement, reclassified to give effect to Financial Accounting Standard Board's Statement No. 145.

                              HISTORY AND BUSINESS

Intervest Mortgage Corporation

     Intervest Mortgage Corporation (sometimes called Intervest) was incorporated under the laws of the State of New York in April, 1987. Intervest is a wholly-owned subsidiary of Intervest Bancshares Corporation, a financial holding company. The officers and directors of Intervest are also officers and directors of Intervest Bancshares Corporation. The principal offices of Intervest are located at 10 Rockefeller Plaza, Suite 1015, New York, New York 10020-1903, and its telephone number is 212-218-2800. Intervest presently owns mortgages on real estate, and intends to acquire and originate additional mortgages on real estate. The proceeds of this offering will be used to acquire or originate additional mortgages on real estate or to acquire and retain interests in real property. Intervest may in the future engage in any aspect of the real estate and mortgage finance business.

     Intervest  also  has  two  wholly-owned  subsidiaries.   See  "History  and
Business-Subsidiaries."

Assets to be Acquired from Net Proceeds of Offering

     Intervest plans to apply the net cash proceeds of the offering to the acquisition of additional mortgages and/or interests in real estate. See "Use of Proceeds."

Present Business

     Intervest is engaged in the real estate business and has historically invested primarily in real estate mortgage loans secured by income producing real property. A substantial portion of the loans made by Intervest are loans with terms of up to approximately five years. Such transactions typically require an understanding of the underlying real estate transaction and rapid processing and funding as a principal basis for competing in the making of these loans. Intervest does not finance new construction.

     Intervest owns a portfolio of mortgages on improved real property. The aggregate outstanding principal balance at December 31, 2003 due on such mortgages was approximately $89.1 million, after adjusting for unearned income of $1,110,000 and the allowance for loan losses of $191,000. For financial statement reporting purposes, all mortgages contributed or sold to Intervest by affiliates have been recorded at the historical cost of the affiliate. The historical cost of the mortgage loan which originated in connection with the sale of real estate includes a discount to reflect an appropriate market interest rate at the date of origination. Certain of Intervest's real estate mortgage loans bear interest at a fixed rate. The balance of such loans bear interest at fluctuating rates. As of December 31, 2003, approximately 36% of Intervest's mortgage portfolio was comprised of fixed rate mortgages.

     At December 31, 2003, approximately 89% of the outstanding principal amount of Intervest's loans were secured by properties located in the greater New York metropolitan area. The balance of Intervest's loans are secured by properties located in Florida, Georgia, Maryland, New Jersey, Upstate New York, Pennsylvania, Connecticut and Virginia.

     At December 31, 2003, Intervest's portfolio consisted of eighty-two (82) real estate mortgage loans. Of the principal amount of real estate loans outstanding at that date, 68% represented first mortgage loans and 32% represented junior mortgage loans. Of the junior mortgage loans, which aggregated approximately $28.5 million in outstanding principal amount at December 31, 2003, the prior liens on the property underlying those mortgages had an outstanding principal balance of approximately $167.8 million. More detailed information concerning the mortgages included in the Company's portfolio at December 31, 2003 is set out in Schedule IV to the Company's financial statements at page F-18.

Future Business Operations

     Intervest plans to continue to engage in the real estate business, including the acquisition and origination of mortgages. Such mortgages may be purchased from affiliates of Intervest or from unaffiliated parties. It is anticipated that such mortgages will be acquired or originated using the proceeds of additional debenture offerings and/or internally generated funds.

     Intervest does not presently own any equity interests in real property nor has it acquired any equity interest in real property since the date it commenced business. However, the proceeds from this offering may be applied to such an acquisition and Intervest may purchase additional equity interests in real property in the future or it may acquire such an equity interest pursuant to a foreclosure upon a mortgage held by it.

     Intervest's mortgage loans may include first mortgage loans and junior mortgage loans.

     Intervest's mortgage loans will generally be secured by income-producing properties. In determining whether to make mortgage loans, Intervest will analyze relevant real property and financial factors which may in certain cases include such factors as the condition and use of the subject property, its income-producing capacity and the quality, experience and creditworthiness of the owner of the property. Intervest's mortgage loans will generally not be personal obligations of the borrower and will not be insured or guaranteed by governmental agencies or otherwise.

     Intervest makes both long-term and short-term mortgage loans. Intervest anticipates that generally its mortgage loans will provide for balloon payments due at the time of their maturity.

     With respect to the acquisition of equity interests in real estate, Intervest may acquire and retain title to properties either directly or through a subsidiary or other affiliates.

     While no such transactions are presently pending, Intervest would, in appropriate circumstances, consider the expansion of its business through investments in or acquisitions of other companies engaged in real estate or mortgage business activities.

Real Estate Investment Policies

     While Intervest has not to date made acquisitions of real property or managed income-producing property, its management has had substantial experience in the acquisition and management of properties and, in particular, multifamily residential properties.

     Real property that may be acquired will be selected by management of Intervest. The Board of Directors of Intervest has not adopted any formal policies regarding the percentage of Intervest's assets that may be invested in any single property, or in any type of property, or regarding the geographic location of properties that may be acquired. It is not anticipated, however, that any single investment will be in an amount that exceeds ten percent (10%) of our assets. No vote of any securities holders of Intervest is necessary for any investment in real estate.

     Intervest anticipates that any equity interests it may acquire will be in income-producing properties, primarily multi-family residential properties located in the New York metropolitan area. The acquisition of real estate may be financed in reliance upon working capital, mortgage financing or a combination of both. It is anticipated that properties selected for acquisition would have potential for appreciation in value. While such properties would typically generate cash flow from rentals, it is anticipated that income from properties will generally be reinvested in capital improvements to the properties.

     While Intervest would maintain close supervision over any properties that it may own, independent managing agents may be engaged when deemed appropriate by management. All such properties would, as a matter of policy, be covered by property insurance in amounts deemed adequate in the opinion of management.

Mortgage Investment Policy

     Intervest's current investment policy related to mortgages emphasizes investments in short-term real estate mortgages secured by income producing real property, located primarily in the greater New York metropolitan area.

     The properties to be mortgaged are inspected by representatives of the Company and mortgage loans are made only on those types of properties where management is knowledgeable as to operating income and expense. Intervest generally relies upon its management in connection with the valuation of properties. From time to time, however, it may engage independent appraisers and other agents to assist in determining the value of income-producing properties underlying mortgages, in which case the cost associated with such services are generally paid by the mortgagor. Future investments in mortgages will be selected by management of Intervest. The Board of Directors of Intervest has not adopted any formal policy regarding the percentage of Intervest's assets which may be invested in any single mortgage, or in any type of mortgage investment, or regarding the geographic location of properties on which the mortgages owned by Intervest are liens. However, it is not anticipated that any single mortgage investment would exceed ten percent (10%) of total assets. No vote of any security holders of Intervest is necessary for any investment in a mortgage.

     Intervest anticipates that it will acquire or originate senior and junior mortgages, primarily on multifamily residential properties. Intervest anticipates that the amount of each mortgage it may acquire in the future will not exceed 85% of the fair market value of the property securing such mortgage. Such mortgages generally will not be insured by the Federal Housing
Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured in any way. Intervest requires that all mortgaged properties be covered by property insurance in amounts deemed adequate in the opinion of management. Intervest also acquires or originates mortgages which are liens on other types of properties, including vacant land and commercial and office properties, and may resell mortgages.

Temporary Investments by Affiliates on Behalf of Intervest

     An affiliate of Intervest may make a mortgage loan or purchase a mortgage in its own name and temporarily hold such investment for the purpose of facilitating the making of an investment by Intervest, provided that any such investment is acquired by Intervest at a cost no greater than the cost of such investment to the affiliate plus carrying costs and provided there is no other benefit to the affiliate arising out of such transaction from compensation otherwise than as permitted by this Prospectus.

Certain Characteristics of Intervest's Mortgage Investments

     Mortgages typically provide for periodic payments of interest and, in some cases, principal during the term of the mortgage, with the remaining principal balance and any accrued interest due at the maturity date. The majority of the mortgages owned by Intervest provide for balloon payments at maturity, which means that a substantial part or all of the original principal of the mortgage is due in one lump sum payment at maturity. The property on which the mortgage is a lien provides the security for the mortgage. If the net revenue from the property is not sufficient to make all debt service payments due on mortgages on the property, or if at maturity or the due date of any balloon payment the owner of the property fails to raise the funds to make the payment (by refinancing, sale or otherwise), Intervest could sustain a loss on its investment in the mortgage. To the extent that the aggregate net revenues from Intervest's mortgage investments are insufficient to provide funds equal to the payments due under Intervest's debt obligations, including the Debentures, then Intervest would be required to utilize its working capital for such purposes or otherwise obtain the necessary funds from outside sources. No assurance can be given that such funds would be available to Intervest.

     The mortgages owned by Intervest that are junior mortgages are subordinate in right of payment to senior mortgages on the various properties. Intervest generally relies upon its management in connection with the valuation of properties. From time to time, however, it may engage independent appraisers and other agents to assist in determining the value of income-producing properties underlying mortgages. In all cases, in the opinion of management, the current value of the underlying property collateralizing the mortgage loan is in excess of the stated amount of the mortgage loan. Therefore, in the opinion of management of Intervest, each property on which a mortgage owned by Intervest is a lien constitutes adequate collateral for the related mortgage loan. Accordingly, in the event the owner of a property fails to make required debt service payments, management believes that, based upon current value, upon a foreclosure of the mortgage and sale of the property, Intervest would recover its entire investment. However, there can be no assurance that the current value of the underlying property will be maintained.

Loan Loss Experience and Allowance for Loan Losses

     For financial reporting purposes, Intervest considers a loan as delinquent or non-performing when it is contractually past due 90 days or more as to principal or interest payments. Intervest evaluates its portfolio of mortgage loans on an individual basis, comparing the amount at which the investment is carried to its estimated net realizable value. At December 31, 2003, Intervest had two real estate loans, with an aggregate principal balance of $1,057,000, on non-accrual status. One of those loans has been paid in full and all past due payments on the remaining loan were brought current, so that no loans are considered are considered impaired at the date hereof. At December 31, 2002, and December 31, 2001, Intervest did not have any nonperformong assets or impaired loans.

     The Company monitors its loan portfolio to determine the appropriate level for the allowance for loan losses based on various factors. The allowance for loan losses is netted against loans receivable and is increased by provisions charged to operations and decreased by charge-offs (net of recovery). The adequacy of the allowance is evaluated periodically with consideration given to the nature and volume of the loan portfolio, overall portfolio quality, loan concentrations, specific problem loans and commitments and estimates of fair value thereof, historical charge-offs and recoveries, adverse situations which may affect the borrower's ability to repay, and management's perception of the current and anticipated economic conditions in the Company's lending areas. The balance of the allowance for loan losses was $191,000 at December 31, 2003 and $101,000 at December 31, 2002.

Tax Accounting Treatment of Payments Received on Mortgages

     Intervest derives substantially all of its cash flow from debt service payments which it receives on mortgages owned by it. The tax accounting treatment of such debt service payments, as interest income or payments of principal, depends on the particular mortgage. In the case of mortgages which pay interest only, the entire debt service payment prior to maturity received by Intervest is treated as income and the repayment of principal is generally considered a return of capital. In the case of mortgages which include amortization of principal in the debt service payment received by Intervest, the amount representing amortization of principal is generally treated as a return of capital for tax accounting purposes.

Financial Accounting Treatment of Payments Received on Mortgages

     For financial reporting purposes, Intervest's basis in mortgages originated in connection with real estate sale transactions is less than the face amount outstanding. This difference is attributable to discounts recorded by Intervest to reflect a market rate of interest at the date the loans were originated. These discounts are being amortized over the lives of the mortgages.

Effect of Government Regulation

     Investment in mortgages on real properties presently may be impacted by government regulation in several ways. Residential properties may be subject to rent control and rent stabilization laws. As a consequence, the owner of the property may be restricted in its ability to raise the rents on apartments. If real estate taxes, fuel costs and maintenance of and repairs to the property were to increase substantially, and such increases are not offset by increases in rental income, the ability of the owner of the property to make the payments due on the mortgage as and when they are due might be adversely affected.

     Laws and regulations relating to asbestos have been adopted in many jurisdictions, including New York City, which require that whenever any work is undertaken in a property in an area in which asbestos is present, the asbestos must be removed or encapsulated in accordance with such applicable local and federal laws and regulations. The cost of asbestos removal or encapsulation may be substantial, and if there were not sufficient cash flow from the property, after debt service on mortgages, to fund the required work, and the owner of the property fails to fund such work from other sources, the value of the property could be adversely affected, with consequent impairment of the security for the mortgage.

     Laws regulating the storage, disposal and clean up of hazardous or toxic substances at real property have been adopted at the federal, state and local levels. Such laws may impose a lien on the real property superior to any mortgages on the property. In the event such a lien were imposed on any property which serves as security for a mortgage owned by Intervest, the security for such mortgage could be impaired.

Policies With Respect to Certain Activities

     We have not, during the past three years, nor do we presently propose to engage in any of the following activities: the issuance of senior securities; investment in the securities of other entities for the purpose of exercising control; underwriting the securities of other issuers; engaging in the purchase and sale of investments; offering securities in exchange for property; or repurchasing or otherwise reacquiring our shares. We have in the past and intend to continue in the future to rely upon borrowings, through the issuance of our subordinated debentures, as a principal source of funds for our continuing operations. In addition, we have in the past and will continue in the future to provide our security holders with annual financial statements, including a balance sheet and statement of profit and loss, accompanied by a report of our independent accountants.

Indemnification

     Pursuant to the bylaws of Intervest, Intervest is obligated to indemnify officers and directors of Intervest against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by such officers or directors as a result of any action or proceeding, or any appeal therein, to the extent such indemnification is permitted under the laws of the State of New York (in which Intervest is incorporated). Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Intervest pursuant to the foregoing provisions, Intervest has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Employees

     At December 31, 2003, Intervest employed 16 full-time employees. None of the employees is covered by a collective bargaining agreement and Intervest believes its employee relations are good.

Litigation

     Intervest may periodically be party to or otherwise involved in legal proceedings arising in the normal course of its business, such as foreclosure proceedings. Intervest does not believe that there is any pending or threatened proceeding against the Company which, if determined adversely, would have a material effect on its business.

Subsidiaries

     Intervest has two wholly-owned subsidiaries. Intervest Distribution Corporation is a servicing agent for distributions to investors and performs distribution and record-keeping functions for Intervest and its affiliates. Intervest Realty Servicing Corporation is presently engaged in certain mortgage servicing activities.


                                   MANAGEMENT

Directors and Executive Officers

     The  current  directors  and  executive   officers  of  Intervest  Mortgage
Corporation are as follows:

     Lawrence G. Bergman, age 59, serves as a Director, and as Vice President and Secretary of Intervest Mortgage Corporation and has served in such capacities since Intervest Mortgage Corporation was organized. Mr. Bergman received a Bachelor of Science degree and a Master of Engineering (Electrical) degree from Cornell University, and a Master of Science in Engineering and a Ph.D degree from The Johns Hopkins University. Mr. Bergman is also a Director, Vice-President and Secretary of Intervest Bancshares Corporation, Intervest Corporation's parent corporation, and a Director of Intervest National Bank and Intervest Securities Corporation.

     Michael A. Callen, age 63, serves as a Director of Intervest Mortgage Corporation, and has served in such capacity since October, 1992. Mr. Callen received a Bachelor of Arts degree from the University of Wisconsin in Economics and Russian. Mr. Callen is President of Avalon Argus Associates, a financial consulting firm. Mr. Callen had been Senior Advisor, The National Commercial Bank, Jeddah, Kingdom of Saudi Arabia for more than five years and prior to 1993 was a Director and Sector Executive at Citicorp/Citibank, responsible for corporate banking activities in North America, Europe and Japan. Mr. Callen is also a Director of Intervest Bancshares Corporation and Intervest National Bank, and also serves as a director of AMBAC, Inc.

     Jerome Dansker, age 85, serves as a Chairman of the Board and as Executive Vice President of Intervest Mortgage Corporation, and has served as an officer and director since November, 1993. Mr. Dansker received a Bachelor of Science degree from the New York University School of Commerce, Accounts and Finance, a law degree from the New York University School of Law, and is admitted to practice as an attorney in the State of New York. Mr. Dansker is Chairman of the Board and Executive Vice President of Intervest Bancshares Corporation, Chairman of the Board of Intervest National Bank and Chairman of the Board of Intervest Securities Corporation.

     Lowell S. Dansker, age 53, serves as Vice Chairman of the Board and as President and Treasurer of Intervest Mortgage Corporation, and has served as an officer and director since Intervest Mortgage Corporation was organized. Mr. Dansker received a Bachelor of Science in Business Administration from Babson College, a law degree from the University of Akron School of Law, and is admitted to practice as an attorney in New York, Ohio, Florida and the District of Columbia. Mr. Dansker is also Vice Chairman of the Board, President and Treasurer of Intervest Bancshares Corporation. Mr. Dansker also serves as Vice Chairman of the Board and Chief Executive Officer of Intervest National Bank and Intervest Securities Corporation.

     Stephen A. Helman, age 64, serves as a Director of Intervest Mortgage Corporation and has served in such capacity since December 2003. Mr. Helman received a Bachelor of Arts degree from the University of Rochester and a law degree from Columbia University. Mr. Helman has been an attorney in private practice in New York, New York for more than 5 years. Mr. Helman is also a director of Intervest Bancshares Corporation and Intervest National Bank.

     Wayne F. Holly, age 47, serves as a Director of Intervest Mortgage Corporation and has served in such capacity since June, 1999. Mr. Holly received a Bachelor of Arts degree in Economics from Alfred University. Mr. Holly is Chairman and President of Sage, Rutty & Co., Inc., members of the Boston Stock Exchange, with an office in Rochester, New York, and is also a director of Intervest Bancshares Corporation and Intervest National Bank. Mr. Holly has been an officer and director of Sage, Rutty & Co., Inc. for more than five years.

     Paul R. DeRosa, age 62, serves as a Director of Intervest Mortgage Corporation and has served in such capacity since February 2003. Mr. DeRosa received a Ph.D in Economics from Columbia University. Mr. DeRosa has been a principal of Mt. Lucas Management Corp., where he is responsible for management of fixed income investments of that firm's Peak Partners Hedge Fund, since November 1998. From July 1995 to March 1998, Mr. DeRosa was Chief Executive Officer of Eastbridge Holdings Inc. Mr. DeRosa is also a director of Intervest Bancshares Corporation and Intervest National Bank.

     Lawton Swan, III, age 60, serves as a Director of Intervest Mortgage Corporation, and has served in such capacity since February, 2000. Mr. Swan received a Bachelor of Science degree from Florida State University in Business Administration and Insurance. Mr. Swan is President of Interisk Corporation, a consulting firm specializing in risk management and employee benefit plans, which he founded in 1978. He is also a director of Intervest Bancshares Corporation and Intervest National Bank.

     Thomas E. Willett, age 56, serves as a Director of Intervest Mortgage Corporation and has served in such capacity since March, 1999. Mr. Willett received a Bachelor of Science Degree from the United States Air Force Academy and a law degree from Cornell University Law School. He is also a director of Intervest Bancshares Corporation and Intervest National Bank. Mr. Willett has been a partner in the law firm of Harris Beach LLP, Rochester, New York, for more than five years.

     David J. Willmott, age 65, serves as a Director of Intervest Mortgage Corporation, and has served in such capacity since June, 1989. Mr. Willmott is a graduate of Becker Junior College and attended New York University Extension and Long Island University Extension of Southampton College. Mr. Willmott is the Editor and Publisher of Suffolk Life Newspapers, which he founded more than 25 years ago. Mr. Willmott is also a Director of Intervest Bancshares Corporation and Intervest National Bank.

     Wesley T. Wood, age 61, serves as a Director of Intervest Mortgage Corporation, and has served in such capacity since April, 1992. Mr. Wood received a Bachelor of Science degree form New York University, School of Commerce. Mr. Wood is President of Marketing Capital Corporation, an international marketing consulting and investment firm which he founded in 1973. He is also a Director of Intervest Bancshares Corporation and Intervest National

Bank, a Director of the Center of Direct Marketing at New York University, a member of the Marketing Committee at Fairfield University in Connecticut, and a Trustee of St. Dominics in Oyster Bay, New York.

     All of the directors of Intervest Mortgage Corporation have been elected to serve as directors until the next annual meeting of shareholders. Each of the officers of Intervest Mortgage Corporation has been elected to serve as an officer until the next annual meeting of directors.

         Jerome Dansker is the father of Lowell S. Dansker.

     As a result of the executive officers' substantial experience in real estate activities, including the ownership, acquisition and management of income-producing properties for affiliates of Intervest for more than twenty years, they have developed substantial expertise in the valuation of such properties.

Executive Compensation

     The Chairman and Vice Chairman each receive a fee of $3,500 for each meeting of the Board he attends and the other directors receive a fee of $750 for each meeting attended. The Chairman of a Committee of the Board receives $750 for each Committee meeting attended, and other members of such Committees receive $500 per meeting attended.

     Effective as of July 1, 1995, Intervest entered into an employment agreement with Mr. Jerome Dansker, its Chairman and Executive Vice President. The agreement is for a term of ten years and provides for the payment of an annual salary in the present amount of $199,231 which is subject to increase annually by six percent or by the percentage increase in the consumer price index, if higher. The agreement also provides for monthly expense account payments, the use of a car and medical benefits. In the event of Mr. Dansker's death or disability, monthly payments of one-half of the amount which otherwise would have been paid to Mr. Dansker will continue until the greater of (i) the balance of the term of employment, or (ii) three years. Under the Agreement, Mr. Dansker receives additional compensation of $1,000 per month for each $10,000,000 of gross assets of Intervest in excess of $100,000,000.

     The following table sets forth information concerning total compensation paid during the last three years to Intervest's Chairman and Executive Vice President and its Vice Chairman and President. No other executive officer of Intervest received annual compensation in excess of $100,000.

                                         SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Long-Term
                                                               Annual Compensation                             Compensation
                                              --------------------------------------------------------------------------------------
                                                                                        Other Annual
  Name and Principal Position                       Year    Salary(1)     Bonuses     Compensation(2)     Awards     Pay-Outs
------------------------------------------------------------------------------------------------------------------------------------
  Jerome Dansker,
    Chairman and Executive Vice President           2003    $224,563      $     -            $14,600        $  -        $   -
                                                    2002    $209,424      $     -            $ 2,400        $  -        $   -
                                                    2001    $214,057      $     -            $ 1,700        $  -        $   -
  Lowell S Dansker,
    Vice Chairman,  President and Treasurer         2003    $  5,460      $     -            $14,250        $  -        $   -
                                                    2002    $  5,460      $     -            $ 2,250        $  -        $   -
                                                    2001    $  5,586      $     -            $ 1,525        $  -        $   -
  Lawrence G. Bergman,
    Vice President and Secretary                    2003    $ 92,500      $ 7,500            $ 4,250        $  -        $   -
                                                    2002    $ 77,500      $     -            $ 2,250        $  -        $   -
                                                    2001    $ 29,969      $     -            $ 1,525        $  -        $   -

(1) For Mr. Jerome Dansker, includes reimbursement for unused vacation and medical expenses.
(2) Represents fees paid for attendance at meetings at the Board of Directors and Committees of the Board of Intervest.

                          TRANSACTIONS WITH MANAGEMENT

     Intervest has in the past and may in the future acquire mortgages from affiliated parties. Because of such affiliations, management of Intervest may have a conflict of interest in establishing a fair price for the purchase of such mortgages. Nevertheless, in the opinion of management of Intervest, the purchase prices for such mortgages have been and will be at least as favorable to Intervest as if the respective properties were owned by unaffiliated third parties.

     In addition, affiliates of Intervest may enter into other transactions with or render services for the benefit of Intervest. Any future transactions between Intervest and any of its affiliates will be entered into on terms at least as favorable as could be obtained from unaffiliated independent third parties and will be subject to approval or ratification by a majority of independent directors considering the transaction. These are directors who are neither officers or employees of Intervest or its affiliates.

     Intervest participates with Intervest National Bank, which is also a wholly-owned subsidiary of Intervest Bancshares Corporation, in certain mortgage loans. In these circumstances, Intervest purchases a portion of the mortgage loan and, pursuant to a written participation agreement, the bank acts as its agent for collection and servicing of the loan. In all such circumstances, the participation is purchased at face value and results in a pro rata sharing of credit risk. The balances of Intervest's participation in these mortgages were $5,533,000, $6,224,000, and $3,919,000 at December 31, 2003, December 31, 2002
and December 31, 2001, respectively. Pursuant to an agreement, Intervest provides to Intervest National Bank certain mortgage servicing and mortgage loan origination services. The Company earned $2,343,000, $1,597,000 and $463,000 from Intervest National Bank for the years ended 2003, 2002 and 2001, respectively, in connection with this agreement. Intervest also has established short-term investments and non-interest bearing deposit accounts with Intervest National Bank totaling approximately $18,869,000 $4,255,000 and $3,030,000 at December 31, 2003, December 31, 2002 and December 31, 2001, respectively. The Company received interest income of $102,000, $81,000 and $41,000 for the years ended December 31, 2003, December 31, 2002 and December 31, 2001, respectively.

     Mr. Wayne F. Holly, who is a director of Intervest, also serves as Chairman and President of Sage, Rutty & Co., Inc., which firm will act as Underwriter in connection with the offering and which firm has acted as an underwriter/placement agent in connection with Intervest's prior offerings of debentures. Thomas E. Willett, who is a director of Intervest, is also a partner in the law firm of Harris Beach LLP, which renders legal services to Intervest.

     Intervest Securities Corporation, an affiliate of Intervest, acts as a placement agent or selected dealer in Intervest's offerings of subordinated debentures and received commissions aggregating $77,100 in 2003, $58,000 in 2002, and $0 in 2001 in connection with those offerings.

                            DESCRIPTION OF DEBENTURES

     Intervest will issue the Debentures under an Indenture to be dated as of _________, 2004 (the "Indenture"), between Intervest and The Bank of New York, 101 Barclay Street, New York, New York 10001-1803 (the "Trustee"). In the summary which follows, parenthetical references to Articles and Sections are references to the corresponding Articles and Sections in the Indenture, and parenthetical references to paragraphs are references to the corresponding paragraphs in the form of Debenture included in the Indenture. The terms and provisions of the Debentures are stated in the Indenture. Such terms and provisions also include certain provisions of the Trust Indenture Act of 1939 (as in effect on the date of the Indenture) which are incorporated by reference into the Indenture. Debenture Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a more complete statement of such terms and provisions. The following summary of certain provisions of the Indenture does not purport to be complete, and where particular provisions of the Indenture are referred to, such particular provisions are incorporated herein by reference, and such summary is qualified in its entirety by such incorporated provisions. The form of the Indenture is on file as an exhibit to the Registration Statement.

     The Debentures will be issued in three maturities as follows: $2,500,000 total due January 1, 2008; $4,000,000 total due January 1, 2010; and $5,000,000 total due January 1, 2012. All of the Debentures will be issued in fully registered form without coupons. The Debentures will be issued only in denominations of $10,000 and multiples thereof, and with a minimum purchase of $10,000. The Debentures will be issued only if the minimum amount of $9,500,000 in principal amount of Debentures, without regard to maturity, is sold.

     At the time of purchase, the purchaser makes an election to either be paid interest quarterly or to have interest accrue each quarter. The first date on which interest will be paid or accrue is the first day of the second calendar quarter after the date of sale, or earlier at the election of the Company. Interest is computed from the date of sale on the basis of a 360-day year consisting of twelve 30-day months.

     Interest on the Debentures will be paid or will accrue on the first day of each calendar quarter at the following annual interest rates: 6 1/4% for Debentures maturing January 1, 2008, 6 1/2% for Debentures maturing January 1, 2010 and 6 3/4% for Debentures maturing January 1, 2012. If the purchaser has elected to have interest accrue, then, in addition to interest accruing on the principal balance, interest will accrue each calendar quarter on the balance of the accrued interest as of the last day of the preceding quarter at the same interest rate, with all accrued interest payable at maturity. In either event, principal is payable at maturity. For those investors who elect to have interest accrue and be paid at maturity, the table below sets forth information concerning the accrual of interest for Debentures of each maturity, assuming a closing of May 1, 2004.

                         Intervest Mortgage Corporation
                     Series XX/XX/04 Subordinated Debentures

------------------------------------------------------------------------------------------------------------------------------------

 These debentures accrue interest from date of closing (assumed to be June 1, 2004). The interest is compounded quarterly at the respective interest rate and paid at maturity together with the principal amount of the debenture.
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------     --------------------------------------------    ---------------------------------------
          $10,000 Debenture                               $10,000 Debenture                             $10,000 Debenture
----------------------------------------     --------------------------------------------    ---------------------------------------
      Series Due January 1, 2008                      Series Due January 1, 2010                    Series Due January 1, 2012
Interest Rate   6.25%                        Interest Rate      6.50%                        Interest Rate    6.75%
----------------------------------------     --------------------------------------------    ---------------------------------------
              Interest    Principal Plus                      Interest     Principal Plus                   Interest  Principal Plus
   Quarter      For         Cumulative         Quarter           For         Cumulative       Quarter         For       Cumulative
    Ending    Quarter       Interest           Ending         Quarter        Interest          Ending       Quarter      Interest
----------------------------------------     --------------------------------------------    ---------------------------------------
                          $10,000.00                                        $10,000.00                                  $10,000.00
  07/01/2004    104.17     10,104.17          07/01/2004       108.33        10,108.33       10/01/2004      112.50      10,112.50
  10/01/2004    157.88     10,262.05          10/01/2004       164.26        10,272.59       01/01/2005      170.65      10,283.15
  01/01/2005    160.34     10,422.39          01/01/2005       166.93        10,439.52       04/01/2005      173.53      10,456.68
  04/01/2005    162.85     10,585.24          04/01/2005       169.64        10,609.16       07/01/2005      176.46      10,633.14
  07/01/2005    165.39     10,750.63          07/01/2005       172.40        10,781.56       10/01/2005      179.43      10,812.57
  10/01/2005    167.98     10,918.61          10/01/2005       175.20        10,956.76       01/01/2006      182.46      10,995.03
  01/01/2006    170.60     11,089.21          01/01/2006       178.05        11,134.81       04/01/2006      185.54      11,180.57
  04/01/2006    173.27     11,262.48          04/01/2006       180.94        11,315.75       07/01/2006      188.67      11,369.24
  07/01/2006    175.98     11,438.46          07/01/2006       183.88        11,499.63       10/01/2006      191.86      11,561.10
  10/01/2006    178.73     11,617.19          10/01/2006       186.87        11,686.50       01/01/2007      195.09      11,756.19
  01/01/2007    181.52     11,798.71          01/01/2007       189.91        11,876.41       04/01/2007      198.39      11,954.58
  04/01/2007    184.35     11,983.06          04/01/2007       192.99        12,069.40       07/01/2007      201.73      12,156.31
  07/01/2007    187.24     12,170.30          07/01/2007       196.13        12,265.53       10/01/2007      205.14      12,361.45
  10/01/2007    190.16     12,360.46          10/01/2007       199.31        12,464.84       01/01/2008      208.60      12,570.05
  01/01/2008    193.13     12,553.59          01/01/2008       202.55        12,667.39       04/01/2008      212.12      12,782.17
----------------------------------------      04/01/2008       205.85        12,873.24       07/01/2008      215.70      12,997.87
                                              07/01/2008       209.19        13,082.43       10/01/2008      219.34      13,217.21
                                              10/01/2008       212.59        13,295.02       01/01/2009      223.04      13,440.25
                                              01/01/2009       216.04        13,511.06       04/01/2009      226.80      13,667.05
                                              04/01/2009       219.55        13,730.61       07/01/2009      230.63      13,897.68
                                              07/01/2009       223.12        13,953.73       10/01/2009      234.52      14,132.20
                                              10/01/2009       226.75        14,180.48       01/01/2010      238.48      14,370.68
                                              01/01/2010       230.43        14,410.91       04/01/2010      242.51      14,613.19
                                             --------------------------------------------    07/01/2010      246.60      14,859.79
                                                                                             10/01/2010      250.76      15,110.55
                                                                                             01/01/2011      254.99      15,365.54
                                                                                             04/01/2011      259.29      15,624.83
                                                                                             07/01/2011      263.67      15,888.50
                                                                                             10/01/2011      268.12      16,156.62
                                                                                             01/01/2012      272.64      16,429.26
                                                                                             ---------------------------------------



--------------------------------------------------------------------------------
                        Debentures ($10,000 to $100,000)
--------------------------------------------------------------------------------
         Total Amounts Due at Maturity (Principal plus accrued Interest)
--------------------------------------------------------------------------------
      Face         Series Due             Series Due                 Series Due
   Amount of       Jabuary 1,             Jabuary 1,                 Jabuary 1,
   Debenture             2008                   2010                       2012
--------------------------------------------------------------------------------
$10,000.00         $12,553.59             $14,410.91                 $16,429.26
 20,000.00          25,107.18              28,821.82                  32,858.52
 30,000.00          37,660.77              43,232.73                  49,287.78
 40,000.00          50,214.36              57,643.64                  65,717.04
 50,000.00          62,767.95              72,054.55                  82,146.30
 60,000.00          75,321.54              86,465.46                  98,575.56
 70,000.00          87,875.13             100,876.37                 115,004.82
 80,000.00         100,428.72             115,287.28                 131,434.08
 90,000.00         112,982.31             129,698.19                 147,863.34
100,000.00         125,535.90             144,109.10                 164,292.60
--------------------------------------------------------------------------------

The above amounts are subject to minor adjustment due to computer processing of the quarterely compounding of interest. This should not exceed $1.00 per $10,000 investment

     Once Intervest has received orders for at least $9,500,000 of Debentures, Intervest may close as to those Debentures. Interest on the Debentures will accrue from the date of closing.

     Intervest will pay principal and interest on the Debentures to the persons who are registered holders of the Debentures on the record date for such payment ("Debenture Holder"). Principal and interest may be paid by check. No certificates need be presented for payment of principal at maturity or upon redemption in full of the Debentures of any CUSIP number. Intervest will maintain an office or agency where the Debentures may be presented for payment (the "Paying Agent") and an office or agency where the Debentures may be presented for registration of transfer or for exchange (the "Registrar"). Debentures of one Maturity may not be exchanged for Debentures of another Maturity. The term "Maturity" is defined in the Indenture to mean any of the three maturities of Debentures offered hereby and issued pursuant to the Indenture.

     The Debentures are transferable on the books of Intervest by the registered holders thereof upon surrender of the Debentures to the Registrar appointed by Intervest and, if requested by the Registrar, shall be accompanied by a written instrument of transfer in form satisfactory to the registrar. Intervest has appointed The Bank of New York as the "Registrar" for the Debentures. The person in whose name any Debenture is registered shall be treated as the absolute owner of the Debenture for all purposes, and shall not be affected by any notice to the contrary. Upon transfer, the Debentures will be canceled, and one or more new registered Debentures, in the same aggregate face amount, of the same maturity and with the same terms, will be issued to the transferee in exchange therefor (Art. 2, Sec. 2.07(a)).

     The Indenture does not contain any covenants or provisions that may afford the Debenture Holders protection in the event of highly leveraged transactions.

Duties of the Trustee

     The Indenture provides that in case an Event of Default (as defined) shall occur and continue, the Trustee will be required to use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs in the exercise of its power. While the Trustee may pursue any available remedies to enforce any provision of the Indenture or the Debentures, the holders of a majority in principal amount of all outstanding Debentures may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Debenture holders, unless they shall have offered to the Trustee security and indemnity satisfactory to it.

Authentication and Delivery of Debentures

     The Registrar shall authenticate Debentures for original issue in the aggregate principal amount of up to $11,500,000 (but not more than $2,500,000 total of Debentures maturing January 1, 2008, $4,000,000 total of Debentures maturing January 1, 2010, or $5,000,000 total of Debentures maturing January 1,
2012) upon receipt of a written order of Intervest, specifying the amount of Debentures to be authenticated and the date of authentication, which is signed by two officers of Intervest. (Art. 2, Sec. 2.02). Certificates representing the Debentures will be delivered to the purchasers of the Debentures promptly after Closing.

Subordination

     The Debentures are general unsecured obligations of Intervest limited to $11,500,000 principal amount. The Debentures will be subordinated in payment of principal and interest to all Senior Indebtedness. The term "Senior Indebtedness" is defined in the Indenture to mean all Indebtedness of Intervest, whether outstanding on the date of the Indenture or thereafter created, which:

     o (i) is secured, in whole or in part, by any asset or assets owned by Intervest or by a corporation, a majority of whose voting stock is owned by Intervest or a subsidiary of Intervest ("Subsidiary"), or
     o (ii) arises from unsecured borrowings by Intervest from commercial banks, savings banks, savings and loan associations, insurance companies, companies whose securities are traded in a national securities market, or any wholly-owned subsidiary of any of the foregoing, or

     o         (iii) arises from  unsecured  borrowings  by  Intervest  from any pension plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended), or
     o (iv) arises from borrowings by Intervest which are evidenced by commercial paper, or
     o (v) other unsecured borrowings by Intervest which are subordinate to Indebtedness of a type described in clauses (i), (ii) or (iv) above if, immediately after the issuance thereof, the total capital, surplus and retained earnings of Intervest exceed the aggregate of the outstanding principal amount of such indebtedness, or
     o (vi) is a guarantee or other liability of Intervest or of, or with respect to any indebtedness of, a Subsidiary of the type described in clauses (ii), (iii) or (iv) above. (Art. 10, Sec. 10.01).

     As  of  December  31,  2003,  Intervest  had  no  Senior  Indebtedness  and
Intervest's stockholder's equity was $18,173,000. There is no limitation or restriction in the Debentures or the Indenture on the creation of Senior Indebtedness by Intervest or on the amount of such Senior Indebtedness to which the Debentures may be subordinated. There is also no limitation on the creation or amount of indebtedness which is pari passu with (i.e. having no priority of payment over and not subordinated in right of payment to) the Debentures ("Pari Passu Indebtedness"). As of December 31, 2003, Intervest had outstanding $87,350,000 aggregate principal amount of subordinated debentures which are pari passu with the Debentures.

     Upon any distribution of assets of Intervest in connection with any dissolution, winding up, liquidation or reorganization of Intervest, the holders of all Senior Indebtedness will first be entitled to receive payment in full of the principal and premium, if any, thereof and any interest due thereon, before the holders of the Debentures are entitled to receive any payment upon the principal of or interest on the Debentures, and thereafter payments to Debenture holders will be pro rata with payments to holders of Pari Passu Indebtedness. In the absence of any such events, Intervest is obligated to pay principal of and interest on the Debentures in accordance with their terms.

     Intervest will not maintain any sinking fund for the retirement of any of the Debentures.

Redemption

     Intervest may, at its option, at any time call all or any part of the Debentures (including all or any part of the Debentures of any maturity) for payment, and redeem the same at any time prior to the maturity thereof. The redemption price for Debentures will be

     o face amount plus a 1% premium if the date of redemption is prior to July 1, 2005, and
     o face amount if the date of redemption is on or after July 1, 2005.

     In all cases, the Debenture Holder will also receive interest accrued to the date of redemption. Notice of redemption must be sent by first class mail, postage prepaid, to the registered holders of the Debentures not less than 30 days nor more than 90 days prior to the date the redemption is to be made. In the event of a call for redemption, no further interest shall accrue after the redemption date on any Debentures called for redemption. (Art. 3, Section 3.03, Paragraph 5). Since the payment of principal of, interest on, or any other amounts due on the Debentures is subordinate in right of payment to the prior payment in full of all Senior Indebtedness upon the dissolution, winding up, liquidation or reorganization of Intervest, no redemption will be permitted upon the happening of such an event.

Repurchase Plan

     A holder of Debentures will have the right, commencing in 2008, to require the Company to purchase his or her Debentures for the face amount, together with any accrued but unpaid interest through the Repurchase Date (as hereafter defined). However, the Company will not, in any calendar year, be required to purchase more than $100,000 aggregate principal amount of each maturity of Debentures, on a non-cumulative basis. The repurchases will be made only once each calendar year, on January 1 of each year (the "Repurchase Date"), commencing January 1, 2008.

     If a holder of Debentures desires the Company to purchase his or her Debentures, he or she will be required to mail or deliver a written request to the Company at 10 Rockefeller Plaza, Suite 1015, New York, New York 10020 or to such other person or address as may hereafter be designated by the Company. The request must be accompanied by the Debenture certificate and a separate bond power, duly endorsed in blank with a medallion signature guarantee, together with such other documents as may be requested by the Company or the Trustee. The Company will repurchase the Debentures presented for repurchase by holders on a first-come, first-serve basis, based on the date the Company received the completed documents necessary for the repurchase. The request may be made only once each year commencing in 2008 and the request, certificate and bond power must be delivered no sooner than November 1 and no later than November 30 for a repurchase to be completed as of January 1 of the next year.

     Only whole Debentures, as evidenced by the certificate surrendered, will be eligible for repurchase. The Company may suspend or terminate the repurchase of Debentures if: (i) it determines, in its sole discretion, that circumstances make such repurchase not reasonably practical; (ii) it determines, in its sole discretion, that such repurchase would cause adverse tax consequences to the Company or the holders of Debentures; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the holders of the Debentures; or (iv) it determines, in its sole discretion, that such purchase would be unlawful.

Limitation on Dividends and Other Payments

     The Indenture will provide that Intervest will not declare or pay any dividend or make any distribution on its Capital Stock (i.e. any and all shares, interests, participations, rights or other equivalents of Intervest's stock) or to its shareholders (other than dividends or distributions payable in Capital Stock), or purchase, redeem or otherwise acquire or retire for value, or permit any Subsidiary to purchase or otherwise acquire for value, Capital Stock of Intervest, if at the time of such payment, or after giving effect thereto, an Event of Default, as hereinafter defined, shall have occurred and be continuing or a default shall occur as a result thereof; provided, however, that the foregoing limitation shall not prevent (A) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment complied with the provisions of such limitation, or (B) the acquisition or retirement of any shares of Intervest's Capital Stock by exchange for, or out of the proceeds of the sale of shares of, its Capital Stock. (Art. 4, Section 4.04).

Discharge Prior to Redemption or Maturity

     If Intervest at any time deposits with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest on the Debentures prior to their redemption or maturity, Intervest will be discharged from the Indenture, provided certain other conditions specified in the Indenture are satisfied. In the event of such deposit, which is irrevocable, Debenture Holders must look only to the deposited money and securities for payment. U.S. Government Obligations are securities backed by the full faith and credit of the United States. (Art. 8, Section 8.01(2)).

Access of Information to Security Holders

     Debenture Holders may obtain from the Trustee information necessary to communicate with other Debenture Holders. Upon written application to the Trustee by any three or more Debenture Holders stating that such Debenture Holders desire to communicate with other Debenture Holders with respect to their rights under the Indenture or under the Debentures, and upon providing the Trustee with the form of proxy or other communication which the Debenture Holders propose to transmit, and upon receipt by the Trustee from the Debenture Holders of reasonable proof that each such Debenture Holder has owned a Debenture for a period of at least six months preceding the date of such application, the Trustee shall, within five business days after the receipt of such information, either (a) provide the applicant Debenture Holders access to all information in the Trustee's possession with respect to the names and addresses of the Debenture Holders; or (b) provide the applicant Debenture Holders with information as to the number of Debenture Holders and the approximate cost of mailing to such Debenture Holders the form of proxy or other communication, if any, specified in the applicant Debenture Holders' application, and upon written request from such applicant Debenture Holders and receipt of the material to be mailed and of payment, the Trustee shall mail to all the Debenture Holders copies of the from of proxy or other communication so specified in the request. (Art. 2, Section 2.08).

Compliance with Conditions and Covenants

     Upon any request by Intervest to the Trustee to take any action under the Indenture, Intervest is required to furnish to the Trustee (i) an officers' certificate of Intervest stating that all conditions and covenants in the Indenture relating to the proposed action have been complied with and (ii) an opinion of counsel stating that, in the opinion of such counsel, all such conditions and covenants have been complied with. (Art. 11, Sec. 11.03).

Amendment, Supplement and Waiver

     Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented, and compliance by Intervest with any provision of the Indenture or the Debentures may be waived, with the consent of the holders of a majority in principal amount of the Debentures outstanding. Without notice to or consent of any holders of Debentures, Intervest may amend or supplement the Indenture or the Debentures to cure any ambiguity, omission, defect or inconsistency, or to make any change that does not adversely affect the rights of any holders of Debentures. However, without the consent of each holder of Debentures affected, an amendment, supplement or waiver may not reduce the amount of Debentures whose holders must consent to an amendment, supplement or waiver, reduce the rate or extend the time for payment of interest on any Debentures (except that the payment of interest on Debentures may be postponed for a period not exceeding three years from its due date with the consent of holders of not less than 75% in principal amount of Debentures at the time outstanding, which consent shall be binding upon all holders), reduce the principal of or extend the fixed maturity of any Debentures, make any Debentures payable in money other than that stated in the Indenture, make any change in the subordination provisions of the Indenture that adversely affects the rights of any holder of Debentures or waive a default in the payment of principal of or interest on, or other redemption payment on any Debentures. (Art. 9, Sec. 9.02).

Defaults and Remedies

         Each of the following is an "Event of Default" under the Indenture:

     o failure by Intervest to pay any principal on the Debentures when due;
     o failure by Intervest to pay any interest installment on the Debentures within thirty days after the due date;
     o failure to perform any other covenant or agreement of Intervest made in the Indenture or the Debentures, continued for sixty days after receipt of notice thereof from the Trustee or the holders of at least 25% in principal amount of the Debentures; and
     o         certain events of bankruptcy, insolvency or reorganization.

     If an Event of Default (other than those described in clause (d) above) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Debentures, by notice to Intervest, may declare the principal of and accrued interest on all of the Debentures to be due and payable immediately. If an Event of Default of the type described in clause (d) above occurs, all unpaid principal and accrued interest on the Debentures shall automatically become due and payable without any declaration or other act on the part of the Trustee or any holder. (Art. 6, Sec. 6.02). Holders of Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. Among other things, a Holder may not pursue a remedy unless the Holders of at least 25% in principal amount make a written request to the Trustee to pursue the remedy. The Trustee may refuse to enforce the Indenture or the Debentures unless it receives indemnity and security satisfactory to it. Subject to certain limitations, the holders of a majority in principal amount of the Debentures may direct the Trustee in its exercise of any trust or power conferred on the Trustee, and may rescind an acceleration of the Debentures. The Trustee may withhold from holders of Debentures notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest. (Art. 6, Secs. 6.05 and 6.06).

     The Indenture requires Intervest to furnish to the Trustee an annual statement, signed by specified officers of Intervest, stating whether or not such officers have knowledge of any Default under the Indenture, and, if so, specifying each such Default and the nature thereof. (Art. 4, Sec. 4.03).

Federal Income Tax Consequences

     Interest payments received by or accrued for the account of Holders of Debentures will be includible in the income of such Debenture Holders for federal income tax purposes for the taxable year in which the interest is received or accrued. Holders who hold the Debentures for investment purposes should treat all reportable interest as portfolio income under applicable Code provisions.

     Intervest's deposit of funds with the Trustee to effect the discharge of Intervest's obligations under the Debentures and the Indenture prior to redemption or maturity of the Debentures, will have no effect on the amount of income realized or recognized (gain or loss) by the Debenture Holders or the timing of recognition of gain or loss for federal income tax purposes.

                                PLAN OF OFFERING

     Intervest has entered into an Underwriting Agreement with Sage, Rutty & Co., Inc., a New York corporation (the "Underwriter"). Mr. Wayne F. Holly, who is a director of Intervest, is the Chairman and President of the Underwriter. Pursuant to the Underwriting Agreement, the Underwriter will offer the Debentures for sale on a minimum ($9,500,000) and maximum ($11,500,000) "best efforts" basis. Accordingly, the Underwriter will not have any obligation to purchase any Debentures from Intervest in the event it is unable to affect the sale of part or all of the Debentures. Moreover, no Debenture may be sold unless the Issuer has received orders for at least $9,500,000 of Debentures. The minimum amount is without regard as to maturity and there are no separate minimum established for any maturity. If, within 90 days after the Registration Statement is declared effective by the Securities and Exchange Commission (the "Offering Termination Date"), at least $9,500,000 of Debentures, without regard to maturity, have been sold and subscriptions accepted by Intervest, Intervest may close the Offering to those Debentures (the "First Closing"), and the Underwriter may continue to offer the balance of the Debentures and subscriptions will be accepted by Intervest until 120 days after the minimum has been sold. The Underwriter may enter into one or more Selected Dealer Agreements with other broker/dealer firms which are members of the National Association of Securities Dealers, Inc. (the "NASD"), pursuant to which such other broker/dealers may offer part of the Debentures for sale.

     Intervest Securities Corporation, which firm is a member of the NASD, may enter into a Selected Dealer Agreement. Intervest Securities Corporation is a wholly-owned subsidiary of Intervest Bancshares Corporation, the parent corporation of Intervest Mortgage Corporation. Mr. Lowell S. Dansker, an officer and director of the Company, is a registered principal and director of that firm and may participate in the offering in that capacity. As such, the offering is being conducted in compliance with the requirements of Rule 2720 of the NASD Conduct Rules. The Underwriter will be acting as a "Qualified Independent Underwriter," as that term is defined in Rule 2720. The Underwriter is assuming responsibility related to the pricing of the offering and the performance of due diligence.

     Intervest has agreed to indemnify the Underwriter and such broker/dealers participating in the offering against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended.

     Intervest will pay to the Underwriter a commission equal to 3% of the purchase price of Debentures due January 1, 2008, 5% of the purchase price of Debentures due January 1, 2010, and 7% of the purchase price of Debentures due January 1, 2012, which are sold by the Underwriter or participating broker/dealers. In addition, Intervest will pay the Underwriter a fee equal to 1/2 of 1% of the aggregate gross amount of Debentures due January 1, 2008, and 1% of Debentures due January 1, 2010 and January 1, 2012 sold in the offering, and will pay the fee of Underwriter's counsel. Pursuant to the Selected Dealer Agreements, the Underwriter will reallow to each of the other broker/dealers referred to above the entire commission on the price of each Debenture sold by such broker/dealer. No additional discounts or commissions are to be allowed or paid to such other broker/dealers. Copies of this prospectus may be furnished or made available to customers of the Company and its affiliate, Intervest National Bank. No employee or representative of that Bank, however, is authorized to sell debentures and any such sales shall be through authorized dealers. The
Debentures are not FDIC insured; are not guaranteed by the Bank; and may lose value.

     Until the First Closing, subscription payments for Debentures will be held by Canandaigua National Bank and Trust Company ("CNB") and checks should be made payable to "CNB - Escrow Intervest." Checks will be submitted by broker/dealers to CNB, the escrow agent, by noon of the next business day after receipt. Funds in the escrow account may be invested only as permitted by Rule 15c2-4 of the SEC Rules. After the First Closing, subscription payments for the Debentures should be made payable to Intervest Mortgage Corporation. Payments received by the Underwriter or participating broker/dealers will be promptly transmitted to CNB where they will be held for subscribers in a segregated escrow account until acceptable subscriptions for at least $9,500,000 of Debentures have been received. At the First Closing, the funds in the escrow account (including interest earned thereon but after deducting commissions due to the Underwriter) will be delivered to Intervest. As required by Rule 10b-9 of the SEC rules, if, on the Offering Termination Date, at least $9,500,000 of Debentures have not been sold and subscriptions accepted by Intervest, subscription documents and funds will be promptly refunded to subscribers and the Offering will terminate. With respect to interest earned on the escrow account, such interest will, in the event of such termination, be distributed to subscribers in proportion to the amount paid by each subscriber without regard to the date when such subscription funds were paid by the subscriber. It shall be a condition to the refund of subscription funds that the subscriber furnish an executed IRS Form W-9 so that any interest earned and distributed to such subscriber may be properly reported. Once the Escrow Agent has received a minimum of $9,500,000 in subscriptions for Debentures which have been accepted by Intervest, Intervest may close the Offering as to those subscribers, and the Underwriter may continue to offer the balance of the Debentures and subscriptions will be accepted by Intervest until 120 days after such minimum has been sold.

                                 LEGAL OPINIONS

     The legality of the issuance of the Debentures offered herewith has been passed upon for Intervest by Harris Beach LLP, 99 Garnsey Road, Pittsford, New York 14534. Certain legal matters will be passed upon for the Underwriter by Harter Secrest & Emery, LLP, 1600 Bausch & Lomb Place, Rochester, New York 14604.

                                     EXPERTS

     The financial statements of Intervest as of December 31, 2003 and December 31, 2002 and for each of the years in the three year period ended December 31, 2003 and Schedule IV as of December 31, 2003, have been included herein and in the Registration Statement in reliance upon the report of Eisner LLP, independent auditors, appearing elsewhere herein, given upon the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS
                        OF INTERVEST MORTGAGE CORPORATION




Independent Auditor's Report.............................................   F- 1
Balance Sheets as of December 31, 2003 and 2002..........................   F- 2
     Statements of Operations for the Years Ended
     December 31, 2003, 2002 and 2001....................................   F- 3
     Statements of Changes in Stockholder's Equity for the Years Ended
     December 31, 2003, 2002 and 2001....................................   F- 4
     Statements of Cash Flows for the Years Ended December 31,
     2003, 2002 and 2001.................................................   F- 5
Notes to Financial Statements............................................   F- 6
Schedule IV - Mortgage Loans on Real Estate -
     December 31, 2003...................................................   F-17



Other financial statement schedules and inapplicable periods with respect to schedules listed above are omitted because the conditions requiring their filing do not exist or the information required thereby is included in the financial statements filed, including the notes thereto.

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholder
Intervest Mortgage Corporation
New York, New York

We have audited the accompanying consolidated balance sheets of Intervest Mortgage Corporation and Subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations, changes in stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 2003. Our audit also included Schedule IV - mortgage loans on real estate as of December 31, 2003. These financial statements and related schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the related schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Intervest Mortgage Corporation and subsidiaries as of December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


/s/ Eisner  LLP
New York, New York
February 3, 2004

With respect to note 3
March 16, 2004

                 Intervest Mortgage Corporation and Subsidiaries

                           Consolidated Balance Sheets


                                                                                                                At December 31,
                                                                                                            ------------------------
($ in thousands)                                                                                              2003            2002
------------------------------------------------------------------------------------------------------------------------------------

ASSETS
Cash and due from banks                                                                                     $  1,379        $  3,225
Short-term investments (note 2)                                                                               24,393          14,721
                                                                                                            --------        --------
   Total cash and cash equivalents                                                                            25,772          17,946
Time deposits with banks                                                                                           -           2,000
Mortgage loans receivable
   (net of unearned fees and discounts and allowance for loan losses, notes 3 and 4)                          89,116          73,398
Accrued interest receivable                                                                                      642             583
Fixed assets, net (note 5)                                                                                        86              67
Deferred debenture offering costs, net (note 6)                                                                2,851           2,556
Other assets                                                                                                   1,111             761
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                                $119,578        $ 97,311
------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
Mortgage escrow funds payable                                                                               $  1,671        $    660
Subordinated debentures payable (note 7)                                                                      87,350          74,000
Debenture interest payable at maturity (note 7)                                                               12,052          10,751
Other liabilities                                                                                                332             487
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                                            101,405          85,898
------------------------------------------------------------------------------------------------------------------------------------

Commitments and contingencies (notes 5 and 12)

STOCKHOLDER'S EQUITY
Class A common stock
    (no par value, 200 shares authorized, 100 issued and outstanding)                                          2,100           2,100
Class B common stock ( no par value, 100 shares authorized, none issued )                                          -               -
Additional paid-in-capital                                                                                     8,510           3,509
Retained earnings (note 8)                                                                                     7,563           5,804
------------------------------------------------------------------------------------------------------------------------------------
Total stockholder's equity                                                                                    18,173          11,413
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholder's equity                                                                  $119,578        $ 97,311
------------------------------------------------------------------------------------------------------------------------------------

   See accompanying notes to consolidated financial statements.

                 Intervest Mortgage Corporation and Subsidiaries

                      Consolidated Statements of Operations


                                                                                                        Year Ended December 31,
                                                                                                 -----------------------------------
($ in thousands)                                                                                   2003          2002          2001
------------------------------------------------------------------------------------------------------------------------------------

REVENUES
Interest and fee income on mortgages                                                             $ 9,066       $ 8,131       $ 7,009
Interest income on short-term investments                                                            203           289           616
                                                                                                 -----------------------------------
     Total interest and fee income                                                                 9,269         8,420         7,625
Service agreement income - related party (note 10)                                                 2,343         1,597           463
Gain on early repayment of mortgages                                                                 260           334           582
Other income                                                                                         196           125           106
------------------------------------------------------------------------------------------------------------------------------------
Total revenues                                                                                    12,068        10,476         8,776
------------------------------------------------------------------------------------------------------------------------------------

EXPENSES
Interest on debentures                                                                             6,187         5,483         5,849
Amortization of deferred debenture offering costs                                                    953           805           662
General and administrative                                                                         1,673         1,415         1,192
------------------------------------------------------------------------------------------------------------------------------------
Total expenses                                                                                     8,813         7,703         7,703
------------------------------------------------------------------------------------------------------------------------------------

Income before provision income taxes                                                               3,255         2,773         1,073
Provision for income taxes (note 11)                                                               1,496         1,207           495
------------------------------------------------------------------------------------------------------------------------------------
Net income                                                                                       $ 1,759       $ 1,566       $   578
------------------------------------------------------------------------------------------------------------------------------------

    See accompanying notes to consolidated financial statements.

                 Intervest Mortgage Corporation and Subsidiaries

           Consolidated Statements of Changes in Stockholder's Equity


                                                                                                 Year Ended December 31,
                                                                                   -------------------------------------------------
($ in thousands)                                                                      2003                 2002                2001
------------------------------------------------------------------------------------------------------------------------------------

CLASS A COMMON STOCK
------------------------------------------------------------------------------------------------------------------------------------
Balance at beginning and end of year                                               $ 2,100              $ 2,100              $ 2,100
------------------------------------------------------------------------------------------------------------------------------------

CLASS B COMMON STOCK
------------------------------------------------------------------------------------------------------------------------------------
Balance at beginning and end of year                                                     -                    -                    -
------------------------------------------------------------------------------------------------------------------------------------

ADDITIONAL PAID-IN-CAPITAL
Balance at beginning of year                                                         3,509                3,509                3,509
Contribution from Parent Company                                                     5,001                    -                    -
------------------------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                               8,510                3,509                3,509
------------------------------------------------------------------------------------------------------------------------------------

RETAINED EARNINGS
Balance at beginning of year                                                         5,804                4,238                3,660
Net income                                                                           1,759                1,566                  578
------------------------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                               7,563                5,804                4,238
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total stockholder's equity at end of year                                          $18,173              $11,413              $ 9,847
------------------------------------------------------------------------------------------------------------------------------------

 See accompanying notes to consolidated financial statements.

               Intervest Mortgage Corporation and Subsidiaries

                      Consolidated Statements of Cash Flows


                                                                                                       Year Ended December 31,
                                                                                               -------------------------------------
($ in thousands)                                                                                   2003          2002          2001
------------------------------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net income                                                                                     $  1,759      $  1,566      $    578
Adjustments to reconcile net income to net cash provided by
     operating activities:
  Depreciation                                                                                       33            28            24
  Amortization of deferred debenture offering costs                                                 953           805           662
  Amortization of premiums, fees and discounts, net                                                (878)         (640)         (608)
  Gain on early repayment of mortgage loans                                                        (260)         (334)         (582)
  Increase (decrease) in mortgage escrow funds payable                                            1,011             2          (170)
  Increase in debenture interest payable at maturity                                              1,301         1,638         1,917
  Change in all other assets and liabilities, net                                                   968           883         1,023
------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                                         4,887         3,948         2,844
------------------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Principal repayments of mortgage loans receivable                                                62,209        25,494        38,294
Originations and purchases of mortgage loans receivable                                         (78,321)      (36,205)      (49,088)
Decrease (increase) in interest-earning time deposits                                             2,000        (2,000)            -
Purchases of fixed assets                                                                           (52)          (31)          (10)
------------------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                                           (14,164)      (12,742)      (10,804)
------------------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Proceeds from issuance of debentures, net of offering costs                                      14,752        12,488         6,636
Principal repayments of debentures                                                               (2,650)       (2,500)       (1,400)
Capital contribution from Parent Company                                                          5,001             -             -
------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                                        17,103         9,988         5,236
------------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                                              7,826         1,194        (2,724)
Cash and cash equivalents at beginning of year                                                   17,946        16,752        19,476
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                                       $ 25,772      $ 17,946      $ 16,752
------------------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES Cash paid during the year for:
   Interest                                                                                    $  4,886      $  3,845      $  3,933
   Income taxes                                                                                   1,817         1,214           490
------------------------------------------------------------------------------------------------------------------------------------

    See accompanying notes to consolidated financial statements.

                 Intervest Mortgage Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

1.   Description of Business and Summary of Significant Accounting Policies

     Description of Business

     Intervest Mortgage Corporation and Subsidiaries (the "Company") is engaged in the real estate business, including the origination and purchase of real estate mortgage loans on income producing properties. The Company is a wholly owned subsidiary of Intervest Bancshares Corporation (the "Parent Company"). Officers of the Company are Directors of the Company and are officers, principal shareholders and Directors of the Parent Company.

     Principles of Consolidation and Basis of Presentation

     The consolidated financial statements include the accounts of Intervest Mortgage Corporation and its wholly owned subsidiaries, Intervest Distribution Corporation and Intervest Realty Servicing Corporation. All material intercompany accounts and transactions have been eliminated in consolidation. Certain reclassifications have been made to prior year amounts to conform to the current year's presentation. The accounting and reporting policies of the Company conform to accounting principals generally accepted in the United States of America.

     Use of Estimates

     In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, as of the date of the financial statements and revenues and expenses during the reporting periods. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and estimated fair values of the company's financial instruments.

     Cash Equivalents

     For purposes of the statements of cash flows, cash equivalents include short-term investments that have maturities of three months or less when purchased.

     Mortgage Loans Receivable

     Mortgage loans receivable are stated at their outstanding principal balances, net of any deferred fees or costs on originated mortgage loans receivable, unamortized discounts on purchased mortgage loans receivable and the allowance for loan losses. Purchased mortgage loans receivable, all of which have been made from affiliated companies, are recorded at cost, which is equivalent to the carrying amount of the seller. The purchase price is deemed equivalent to the fair value of the mortgage loans receivable based on their interest rates. Interest income is accrued on the unpaid principal balance. Discounts are amortized to income over the life of the related mortgage loans receivable using the constant interest method. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield of the related mortgage loans receivable. When a loan is paid off or sold, or if a commitment expires unexercised, any unamortized net deferred amount is credited or charged to earnings accordingly.

     Mortgage loans receivable are placed on nonaccrual status when principal or interest becomes 90 days or more past due. Accrued interest receivable previously recognized is reversed and amortization of net deferred fee income is discontinued for mortgage loans receivable placed on a nonaccrual status. Interest payments received on mortgage loans receivable in a nonaccrual status are recognized as income on a cash basis unless future collections on principal are doubtful, in which case the payments received are applied as a reduction of principal. Mortgage loans receivable remain on nonaccrual status until principal and interest payments are current.

                 Intervest Mortgage Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

1. Description of Business and Summary of Significant Accounting Policies, Continued

     Allowance for Mortgage Loans Losses

     The allowance for mortgage loan losses is netted against mortgage loans receivable and is increased by provisions charged to operations and decreased by chargeoffs (net of recoveries). The adequacy of the allowance is evaluated monthly with consideration given to the nature and volume of the loan portfolio, overall portfolio quality, loan concentrations, specific problem mortgage loans receivable and commitments and estimates of fair value thereof; historical chargeoffs and recoveries, adverse situations which may affect the borrowers' ability to repay, and management's perception of the current and anticipated economic conditions in the Company's lending areas. In addition, Statement of Financial Accounting Standards (SFAS) No. 114 specifies the manner in which the portion of the allowance for loan losses is computed related to certain mortgage loans receivable that are impaired. A loan is normally deemed impaired when, based upon current information and events, it is probable the Company will be unable to collect both principal and interest due according to the contractual terms of the loan agreement. Impaired mortgage loans receivable normally consist of mortgage loans receivable on nonaccrual status. Interest income on impaired mortgage loans receivable is recognized on a cash basis. Impairment for commercial real estate and residential mortgage loans receivable is measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or the observable market price of the loan or the estimated fair value of the loan's collateral, if payment of the principal and interest is dependent upon the collateral. When the fair value of the property is less than the recorded investment in the loan, this deficiency is recognized as a valuation allowance, and a charge to the provision for loan losses. The Company will charge off any portion of a recorded investment in a loan that exceeds its fair value of the collateral.

     Fixed Assets

     Fixed assets are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of the asset. Maintenance, repairs and minor improvements are charged to operating expenses as incurred.

     Deferred Debenture Offering Costs

     Costs relating to offerings of debentures are amortized over the terms of the debentures. Deferred debenture offering costs consist primarily of underwriters' commissions.

     Income Taxes

     Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of a change in tax law or rates is recognized in income in the period that includes the enactment date of change. A valuation allowance is recorded if it is more likely than not that some portion or all of the deferred tax assets will not be realized based on a review of available evidence.

     Off-Balance Sheet Financial Instruments

     In the ordinary course of business, the Company enters into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the consolidated financial statements when they are funded and related fees are recorded when incurred or received.

                 Intervest Mortgage Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------


1. Description of Business and Summary of Significant Accounting Policies, Continued

     Recently Issued Accounting Standards

     Accounting for Costs Associated with Exit or Disposal Activities. On January 1, 2003, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies the Emerging Issues Task Force's Issue ("EITF") No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The adoption of this statement had no impact on the Company's consolidated financial statements.

     Accounting for  Guarantees.  On January 1, 2003,  the Company  adopted FASB
     Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others which expands previously issued accounting guidance and disclosure requirements for certain guarantees. FIN 45 requires the Company to recognize an initial liability for the fair value of an obligation assumed by issuing a guarantee. The adoption of FIN 45 had no impact on the Company's consolidated financial statements.

     Consolidation of Variable Interest Entities. In January 2003, the FASB released Interpretation No. 46, ("FIN 46") "Consolidation of Variable Interest Entities." FIN 46, as revised in December 2003, changes the method of determining whether certain variable interest entities should be included in the Company's financial statements.. The Company adopted FIN 46 in December 2003 and it had no impact on the Company's consolidated financial statements since the Company it does not have any such entities.

     Accounting for Derivative Instruments and Hedging Activities. In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The adoption of SFAS 149 had no impact on the Company's consolidated financial statements.

     Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003. However, the effective date of the statement's provisions related to the classification and measurement of certain mandatorily redeemable noncontrolling interests has been deferred indefinitely by the FASB, pending further Board action. The adoption of SFAS 150 had no impact on the Company's consolidated financial statements.

2.   Short-Term Investments

     At December 31, 2003 and 2002, short-term investments was comprised of bank commercial paper, money market and savings accounts with banks.

                 Intervest Mortgage Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------


3.   Mortgage Loans Receivable

     Mortgage loans receivable are summarized as follows:

                                                                   At December 31, 2003        At December 31, 2002
                                                                   --------------------        --------------------
     ($ in thousands)                                            # of loans     Amount       # of loans    Amount
     --------------------------------------------------------------------------------------------------------------
     Residential multifamily mortgage loans receivable               47         $48,039          39        $45,590
     Commercial real estate mortgage loans receivable                32          30,596          22         28,715
     Land and land development loans receivable                       3          11,782           -              -
     --------------------------------------------------------------------------------------------------------------
     Mortgage loans receivable                                       82          90,417          61         74,305
     --------------------------------------------------------------------------------------------------------------
     Deferred loan fees and unamortized discount                                 (1,110)                      (806)

     --------------------------------------------------------------------------------------------------------------
     Mortgage loans receivable, net of fees and discount                         89,307                     73,499

     --------------------------------------------------------------------------------------------------------------
     Allowance for mortgage loan losses                                            (191)                      (101)
     --------------------------------------------------------------------------------------------------------------
     Mortgage loans receivable, net                                             $89,116                    $73,398
     --------------------------------------------------------------------------------------------------------------

     At December 31, 2003, the loan portfolio consisted of $61,869,000 and $28,548,000 of first mortgage loans and junior mortgage loans, respectively. These loans were comprised of $32,773,000 of fixed-rate loans and $57,644,000 of adjustable-rate loans. At December 31, 2002, the loan portfolio consisted of $50,419,000 and $23,886,000 of first mortgage loans and junior mortgage loans receivable, respectively. These loans were comprised of $23,020,000 of fixed-rate mortgage loans receivable and $51,285,000 of adjustable-rate mortgage loans receivable.

     At December 31, 2003, effective interest rates on mortgages ranged from 5.08% to 17.19%, compared to 6.98% to 14.03% at December 31, 2002. Many of the mortgage loans receivable have an interest rate floor which resets upward along with any increase in the loan's interest rate. This feature reduces the loan's interest rate exposure in periods of declining interest rates.

     During 2003, 2002 and 2001, certain mortgages were repaid in full prior to their maturity date. The prepayments resulted in the recognition of unearned fees and discounts associated with such mortgage loans receivable, as well as the receipt of prepayment penalties in certain cases. For 2003, 2002 and 2001, income associated with the prepayments of mortgages was $260,000, $334,000 and $582,000, respectively.

     Credit risk, which represents the possibility of the Company not recovering amounts due from its borrowers, is significantly related to local economic conditions in the areas the properties are located, as well as the Company's underwriting standards. Economic conditions affect the market value of the underlying collateral as well as the levels of occupancy of income-producing properties (such as office buildings, shopping centers and rental and cooperative apartment buildings).

     The geographic distribution of the properties that collateralize the loan portfolio is summarized as follows:

                                 At December 31, 2003       At December 31, 2002
                                 --------------------       --------------------
     ($ in thousands)            Amount    % of Total       Amount    % of Total
     ---------------------------------------------------------------------------
     New York                    $80,130        88.6%   $59,694           80.3%
     Florida                       5,200         5.8      3,462            4.7
     Pennsylvania                  2,156         2.4      1,940            2.6
     New Jersey                    1,309         1.4      8,331           11.2
     Connecticut                     793         0.9          -              -
     All other                       829         0.9        878            1.2
     ---------------------------------------------------------------------------
                                 $90,417       100.0%   $74,305          100.0%
     ---------------------------------------------------------------------------

                 Intervest Mortgage Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------


3.   Mortgage Loans Receivable, Continued

     The following table shows scheduled contractual principal repayments of the loan portfolio at December 31, 2003:

     ($ in thousands)
     ---------------------------------------------------------------------------
     Year ended December 31, 2004                                      $22,477
     Year ended December 31, 2005                                       33,551
     Year ended December 31, 2006                                       11,913
     Year ended December 31, 2007                                        1,749
     Year ended December 31, 2008                                        7,720
     Thereafter                                                         13,007
     ---------------------------------------------------------------------------
                                                                       $90,417
     ---------------------------------------------------------------------------

     At December 31, 2003, $49,089,000 of mortgage loans receivable with adjustable rates and $18,851,000 of mortgage loans receivable with fixed rates were due after one year. At December 31, 2003, two real estate loans with an aggregate principal balance of $1,057,000 were on nonaccrual status. These loans are considered impaired under the criteria of SFAS No.114. Both loans are second mortgages where Intervest National Bank, an affiliated Company, holds the first mortgage. The Company's recorded investment in these loans totaled $1,058,000. The Company has commenced foreclosure proceedings against the borrowers and currently believes the estimated fair value of each of the underlying properties is sufficient to provide for repayment of its recorded investment. As a result, the Company believes that no specific valuation allowance is required. In March 2004, one of the aforementioned loans was repaid in full and the other was brought current and returned to accrual status. Interest income that was not recorded on the nonaccrual loans under their contractual terms amounted to $58,000 for the year ended December 31, 2003. The average balance of impaired loans for the year ended December 31, 2003 was approximately $610,000. At December 31, 2003 and 2002, there were no other impaired loans or loans which were ninety days past due and still accruing interest.

4.   Allowance for Mortgage Loan Losses

     Activity in the allowance for mortgage loan losses for is summarized as follows:

                                               For the Year Ended December 31,
                                             -----------------------------------
     ($ in thousands)                        2003           2002            2001
     ---------------------------------------------------------------------------
     Balance at beginning of year            $101           $ 18            $  -
     Provision charged to operations           90             83              18
     ---------------------------------------------------------------------------
     Balance at end of year                  $191           $101            $ 18
     ---------------------------------------------------------------------------

5.   Fixed Assets, Lease Commitments and Rental Expense

     Fixed assets are summarized as follows:

                                                            At December 31,
                                                            ---------------

     ($ in thousands)                                       2003       2002
     -------------------------------------------------------------------------
     Furniture, fixtures and equipment                    $   99       $ 85
     Automobiles                                              43         58
     -------------------------------------------------------------------------
     Total cost                                              142        143
     -------------------------------------------------------------------------
     Less accumulated deprecation                            (56)       (76)
     -------------------------------------------------------------------------
     Fixed assets, net                                    $   86      $  67
     -------------------------------------------------------------------------

     The Company occupies its office space under a lease which terminates on September 30, 2004. In addition to minimum rents, the Company is required to pay its proportionate share of increases in the building's real estate taxes and costs of operation and maintenance as additional rent.

                 Intervest Mortgage Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

5.   Fixed Assets, Lease Commitments and Rental Expense, Continued

     Rent expense  amounted to $242,000 in 2003,  $218,000 in 2002, and $183,000
     in 2001. The Company shares its rented space with affiliates who were charged rent of $1,000 in 2003, 2002 and 2001. The Company's future minimum annual lease payments under this operating lease from January 1, 2004 to September 30, 2004 aggregate $177,000. In October 2003, the Parent Company leased the entire fourth floor of One Rockefeller Plaza in New York City through March 2014. The Company will be moving from its present New York location to the fourth floor upon completion of renovations and is expected to occupy approximately one-half of such space. The current lease for the tenth floor of 10 Rockefeller Plaza will expire in September 2004, or earlier if such space is rented by the landlord prior thereto. The Company will reimburse the Parent Company for the new leased space as follows:
     $297,000  in 2004;  $396,000 in 2005;  $396,000 in 2006;  $396,000 in 2007;
     $428,000 in 2008; and $2,358,000 thereafter for an aggregate amount of $4,271,000.

6.   Deferred Debenture Offering Costs

     Deferred debenture offering costs are summarized as follows:

                                                           At December 31,
                                                           ---------------
     ($ in thousands)                                    2003           2002
     ---------------------------------------------------------------------------
     Deferred debenture offering costs                 $7,209
                                                                       $6,044
     Less accumulated amortization                      (4,358)        (3,488)
     ---------------------------------------------------------------------------
     Deferred debenture offering costs, net            $2,851          $2,556
     ---------------------------------------------------------------------------

7.   Subordinated Debentures Payable

     The following table summarizes debenture payable.

                                                                                         At December 31,
     ($ in thousands)                                                                   2003        2002
     ----------------------------------------------------------------------------------------------------
     Series 05/12/95 - interest at 2% above prime - due April 1, 2004                $ 9,000      $9,000
     Series 10/19/95 - interest at 2% above prime - due October 1, 2004                9,000       9,000
     Series 05/10/96 - interest at 2% above prime - due April 1, 2005                 10,000      10,000
     Series 10/15/96 - interest at 2% above prime - due October 1, 2005                5,500       5,500
     Series 04/30/97 - interest at 1% above prime - due October 1, 2005                8,000       8,000
     Series 11/10/98 - interest at 81/2% fixed    - due January 1, 2003                    -       1,400
     Series 11/10/98 - interest at 9% fixed       - due January 1, 2005                2,600       2,600
     Series 06/28/99 - interest at 81/2% fixed    - due July 1, 2004                   2,000       2,000
     Series 06/28/99 - interest at 9% fixed       - due July 1, 2006                   2,000       2,000
     Series 09/18/00 - interest at 8% fixed       - due January 1, 2004                    -       1,250
     Series 09/18/00 - interest at 81/2% fixed    - due January 1, 2006                1,250       1,250
     Series 09/18/00 - interest at 9% fixed       - due January 1, 2008                1,250       1,250
     Series 08/01/01 - interest at 71/2% fixed    - due April 1, 2005                  1,750       1,750
     Series 08/01/01 - interest at 8% fixed       - due April 1, 2007                  2,750       2,750
     Series 08/01/01 - interest at 81/2% fixed    - due April 1, 2009                  2,750       2,750
     Series 01/17/02 - interest at 71/4% fixed    - due October 1, 2005                1,250       1,250
     Series 01/17/02 - interest at 71/2% fixed    - due October 1, 2007                2,250       2,250
     Series 01/17/02 - interest at 73/4% fixed    - due October 1, 2009                2,250       2,250
     Series 08/05/02 - interest at 71/4% fixed    - due January 1, 2006                1,750       1,750
     Series 08/05/02 - interest at 71/2% fixed    - due January 1, 2008                3,000       3,000
     Series 08/05/02 - interest at 73/4% fixed    - due January 1, 2010                3,000       3,000
     Series 01/21/03 - interest at 63/4% fixed    - due July 1, 2006                   1,500           -
     Series 01/21/03 - interest at 7 % fixed      - due July 1, 2008                   3,000           -
     Series 01/21/03 - interest at 71/4% fixed    - due July 1, 2010                   3,000           -
     Series 07/25/03 - interest at 61/2% fixed    - due October 1, 2006                2,500           -
     Series 07/25/03 - interest at 63/4% fixed    - due October 1, 2008                3,000           -
     Series 07/25/03 - interest at 7 % fixed      - due October 1, 2010                3,000           -
     ----------------------------------------------------------------------------------------------------
                                                                                      87,350      74,000
     ----------------------------------------------------------------------------------------------------

                 Intervest Mortgage Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

7.   Subordinated Debentures Payable, Continued

     The "Prime" in the preceding table refers to the prime rate of JPMorgan Chase Bank, which was 4.00% on December 31, 2003 and 4.25% at December 31, 2002.

     In January of 2004, the Company issued its Series 11/28/03 debentures in the principal amount of $10,000,000 of which $8,250,000 accrue and pay interest quarterly and $1,750,000 accrue and compound interest quarterly until maturity. Net proceeds, after deferred offering costs, amounted to $9,358,000

     In September of 2003, the Company issued its Series 07/25/03 debentures in the principal amount of $8,500,000. Net proceeds, after deferred offering costs, amounted to $7,891,000. This series accrues and pays interest quarterly.

     In March of 2003, the Company issued its Series 01/21/03 debentures in the principal amount of $7,500,000. Net proceeds, after deferred offering costs, amounted to $6,935,000. This series accrues and pays interest quarterly.

     The Company's Series 09/18/00 debentures due January 1, 2004 were redeemed on November 1, 2003. On such date, those debentures were redeemed for a total of $1,585,000, which was comprised of $1,250,000 of principal and $335,000 of accrued interest.

     On January 1, 2003, series 11/10/98 debentures totaling $1,400,000 in principal plus accrued interest of $570,000 matured and were repaid.

     The Series 5/12/95,  10/19/95,  5/10/96, 10/15/96 and 4/30/97 floating-rate debentures have a maximum interest rate of 12%. Interest on an aggregate of $6,330,000 of these debentures is accrued and compounded quarterly, and is due and payable at maturity. The payment of interest on the remaining debentures is made quarterly. Any debenture holder in the aforementioned Series whose interest accrues and is due at maturity may at any time elect to receive the accrued interest and subsequently receive regular payments of interest.

     The Series 11/10/98,  6/28/99, 9/18/00, $770,000 of Series 8/1/01, $270,000
     of Series 1/17/02 and $1,520,000 of Series 8/5/02 debentures accrue and compound interest quarterly, with such interest due and payable at maturity. Interest is paid quarterly on the remaining debentures in series 8/1/01, 1/17/02 and 8/5/02. The holders of Series 11/10/98, 6/28/99,
     9/18/00,  1/17/02  8/5/02,  1/21/03,  7/25/03 and 11/28/03  debentures  can require the Company to repurchase the debentures for face amount plus accrued interest each year (beginning October 1, 2005 for Series 1/17/02, January 1, 2006 for Series 8/5/02, July 1, 2006 for Series 1/21/03, October 1, 2006 for Series 7/25/03 and January 1, 2007 for Series 11/28/03) provided, however, that in no calendar year will the Company be required to purchase more than $100,000 in principal amount of each maturity, in each series of debentures, on a non-cumulative basis

     All the debentures may be redeemed, in whole or in part, at any time at the option of the Company, for face value, except for Series 1/21/03, Series 7/25/03 and Series 11/28/03 debentures. The Series 1/21/03 debentures would be redeemable at a premium of 1% if the redemption were prior to April 1, 2004. The Series 7/25/03 debentures would be redeemable at a premium of 1% if the redemption were prior to July 1, 2004. The Series 11/28/03 debentures would be redeemable at a premium of 1% if the redemption were prior to January 1, 2005. All the debentures are unsecured and subordinate to all present and future senior indebtedness, as defined in the indenture related to the debenture.

                 Intervest Mortgage Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

7.   Subordinated Debentures Payable, Continued

     Scheduled contractual maturities of debentures as of December 31, 2003 are summarized as follows:

     ($ in thousands)                              Principal    Accrued Interest
     ---------------------------------------------------------------------------
     Year ended December 31, 2004                    $20,000              $6,656
     Year ended December 31, 2005                     29,100               3,325
     Year ended December 31, 2006                      9,000               1,382
     Year ended December 31, 2007                      5,000                  66
     Year ended December 31, 2008                     10,250                 466
     Thereafter                                       14,000                 157
     ---------------------------------------------------------------------------
                                                     $87,350             $12,052
     ---------------------------------------------------------------------------

8.   Dividend Restriction

     The payment of dividends by the Company to the Parent Company is subject to restrictions. The Company cannot declare or pay any dividend or make any distribution on its capital stock (other than dividends or distributions payable in capital stock), or purchase, redeem or otherwise acquire or retire for value, or permit any subsidiary to purchase or otherwise acquire for value, capital stock of the Company, if at the time of such payment, the Company is not in compliance with the indentures under which the Company's debentures were issued.

9.   Profit Sharing Plan

     The Company maintains a tax-qualified, profit sharing plan and trust in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The plan is available to each of the Company's eligible employees who elect to participate after meeting certain length-of-service requirements. The Company makes discretionary matching contributions up to 3% of employee compensation, which vest to the employees over a period of time. Total cash contributions to the plan for 2003, 2002 and 2001 were $13,000, $13,000 and $7,000, respectively.

10.  Related Party Transactions

     The Company participates with Intervest National Bank (a wholly owned subsidiary of the Parent Company) in certain mortgage loans receivable. The balances of the Company's participation in these mortgages were $5,533,000 and $6,224,000 at December 31, 2003 and 2002, respectively.

     The Company has a service agreement, which renews each January 1 unless terminated by either party, with Intervest National Bank with respect to providing mortgage loan origination and other services to Intervest National Bank. The Company earned $2,343,000, $1,597,000 and $463,000 from Intervest National Bank for 2003, 2002 and 2001, respectively, in connection with this service agreement.

     The Company has interest-bearing and noninterest-bearing deposit accounts with Intervest National Bank totaling $18,869,000 at December 31, 2003 and $4,255,000 at December 31, 2002. The Company received interest income of $102,000, $81,000 and $41,000, in 2003, 2002 and 2001, respectively, in connection with such deposits. These amounts are included in interest income in the consolidated statements of operations.

     Intervest Securities Corporation, an affiliate, received commissions and fees aggregating $77,100, $58,000 and $0 in 2003, 2002 and 2001 in
     connection with the placement of subordinated debentures of the Company.

     The Company paid fees of approximately $199,000 in 2003, $115,000 in 2002 and $140,000 in 2001 for legal services rendered by a law firm, a principal of which is a director of the Company. The Company paid commissions and fees in connection with the placement of debentures aggregating $531,000 in 2003, $515,000 in 2002 and $301,000 in 2001 to a broker/dealer, a principal of which is a director of the Company.

11.  Income Taxes

     The Company files consolidated federal and combined New York State and City income tax returns with its Parent Company on a calendar year basis. Income taxes are provided as if the Company filed a separate consolidated tax return with its subsidiaries.

     At December 31, 2003 and 2002, the Company's net deferred tax asset was $317,000 and $201,000, respectively, which is included in other assets on the balance sheet. The asset relates to the unrealized benefit for net temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance was not maintained at any time in 2003, 2002 or 2001.

     Allocation of federal, state and local income taxes between current and deferred portions is as follows:

     ($ in thousands)                           Current      Deferred    Total
     ---------------------------------------------------------------------------
     Year Ended December 31, 2003:
        Federal                                 $1,007       $ (88)      $  919
        State and Local                            605         (28)         577
     ---------------------------------------------------------------------------
                                                $1,612       $(116)      $1,496
     ---------------------------------------------------------------------------
     Year Ended December 31, 2002:
        Federal                                 $  736       $ (24)      $  712
        State and Local                            501          (6)         495
     ---------------------------------------------------------------------------
                                                $1,237       $ (30)      $1,207
     ---------------------------------------------------------------------------
     Year Ended December 31, 2001:
        Federal                                 $  406       $(119)      $  287
        State and Local                            250         (42)         208
     ---------------------------------------------------------------------------
                                                $  656       $(161)      $  495
     ---------------------------------------------------------------------------

     The components of the deferred tax benefit are summarized as follows:

                                               For the Year Ended December 31,
                                               -------------------------------
     ($ in thousands)                          2003          2002         2001
     ---------------------------------------------------------------------------
     Deferred loan fees and discount          $ (76)         $ 13        $(148)
     Allowance for loan losses                  (40)          (38)          (9)
     Depreciation                                 -            (5)          (4)
     ---------------------------------------------------------------------------
                                              $(116)         $(30)       $(161)
     ---------------------------------------------------------------------------

     The tax effects of the temporary differences that give rise to the deferred tax asset are summarized as follows:

                                                              At December 31,
                                                              ---------------
     ($ in thousands)                                         2003      2002
     ---------------------------------------------------------------------------
     Attributable to: Deferred loan fees and discount         $219      $144
                      Allowance for loan losses                 87        46
                      Depreciation                              11        11
     ---------------------------------------------------------------------------
                                                              $317      $201
     ---------------------------------------------------------------------------


     A reconciliation between the statutory federal income tax rate and the Company's effective tax rate follows:

                                                                  For the Year Ended December 31,
                                                                  -------------------------------
     ($ in thousands)                                               2003      2002         2001
     ------------------------------------------------------------------------------------------
     Tax provision at statutory rate                                34.0%     34.0%        34.0%
     Increase in taxes resulting from:
       State and local income taxes, net of federal benefit         11.9       9.4         12.0
       All other                                                     0.1       0.1          0.2
     -----------------------------------------------------------------------------------------
                                                                    46.0%     43.5%        46.2%
     ------------------------------------------------------------------------------------------

12.  Commitments and Contingencies

     The Company has an employment agreement with Jerome Dansker, Chairman of the Board and Executive Vice President, that expires June 30, 2005. The agreement provides for an annual salary in the present amount of $199,231, which is subject to increase annually by six percent or by the percentage increase in the consumer price index, if higher. The agreement also provides for monthly expense payments, the use of a car and medical benefits. In the event of Mr. Dansker's death or disability, monthly payments of one-half of this amount which otherwise would have been paid to Mr. Dansker will continue until the longer of (i) the balance of the term of employment, or (ii) three years. The agreement also provides for additional compensation of $1,000 per month for each $10,000,000 of gross assets of the Company in excess of $100,000,000. For 2003, Mr. Dansker received $4,000 of such additional compensation. No additional compensation has been paid for the years ended December 31, 2002 or 2001.

     The Company issues commitments to extend credit in the normal course of business, which may involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. Commitments to extend credit are agreements to lend funds under specified conditions. Such commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since some of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. Commitments to extend credit amounted to $14,435,000 at December 31, 2003, all of which will either close or expire in 2004.

     The Company is periodically party to or otherwise involved in legal proceedings arising in the normal course of business, such as claims to enforce liens, claims involving the making and servicing of mortgage loans receivable, and other issues incident to the Company's business. Management does not believe that there is any pending or threatened proceeding against the Company which, if determined adversely, would have a material effect on the business, results of operations, or financial position of the Company.

13.  Estimated Fair Value of Financial Instruments

     Fair value estimates are made at a specific point in time based on available information about each financial instrument. Where available, quoted market prices are used. However, a significant portion of the Company's financial instruments, such as commercial real estate and multifamily mortgage loans receivable, do not have an active marketplace in which they can be readily sold or purchased to determine fair value. Consequently, fair value estimates for such instruments are based on assumptions made by management that include the financial instrument's credit risk characteristics and future estimated cash flows and prevailing interest rates. As a result, these fair value estimates are subjective in nature, involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Accordingly, changes in any of management's assumptions could cause the fair value estimates to deviate substantially.

     The fair value estimates also do not reflect any additional premium or discount that could result from offering for sale, at one time, the Company's entire holdings of a particular financial instrument, nor estimated transaction costs. Further, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on and have not been considered in the fair value estimates. Finally, fair value estimates do not attempt to estimate the value of anticipated future business and the Company's customer relationships.

     The  carrying  and  estimated  fair  values  of  the  Company's   financial
     instruments are as follows:

                                                     At December 31, 2003      At December 31, 2002
                                                     --------------------      --------------------
                                                      Carrying      Fair        Carrying      Fair
     ($ in thousands)                                    Value      Value          Value      Value
     -----------------------------------------------------------------------------------------------
     Financial Assets:
       Cash and cash equivalents                       $25,772    $25,772        $17,946    $17,946
       Time deposits with banks                              -          -          2,000      2,000
       Mortgage loans receivable, net                   89,116     94,035         73,398     75,270
       Accrued interest receivable                         642        642            583        583
     Financial Liabilities:
       Debentures payable plus accrued interest         99,402    101,240         84,751     86,070
     Off balance sheet instruments:
       Commitments to lend                                 115        115             41         41
     -----------------------------------------------------------------------------------------------


     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

     Mortgage Loans Receivable. The estimated fair value of mortgage loans receivable is based on a discounted cash flow analysis, using interest rates currently being offered for mortgage loans receivable with similar terms to borrowers of similar credit quality. Management can make no assurance that its perception and quantification of credit risk would be viewed in the same manner as that of a potential investor. Therefore, changes in any of management's assumptions could cause the fair value estimates of mortgage loans receivable to deviate substantially.

     Debentures and Accrued Interest Payable. The estimated fair value of debentures and related accrued interest payable is based on a discounted cash flow analysis. The discount rate used in the present value computation was estimated by comparison to what management believes to be the Company's incremental borrowing rate for similar arrangements.

     All Other Financial Assets and Liabilities. The estimated fair value of cash and cash equivalents, time deposits with banks and accrued interest receivable approximates their carrying values since these instruments are payable on demand or have short-term maturities.

     Off-Balance Sheet Instruments. The carrying amounts of commitments to lend approximated estimated fair value. The fair value of commitments to lend is based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreement and the counter-party's credit standing.

                                                                                                   Principal
                                                                                                   amount subject
                                 Stated     Final                            Face      Carrying    to delinquent  Prepayment
                                Interest   Maturity  Payment      Prior      Amount of Amount of   Principal      Penalty/
Description                       Rate       Date     Terms       Liens      Mortgage  Mortgage    or Interest    Other Fees
                                  ----       ----     -----       -----      --------  --------    -----------    ----------
------------------------------
Commercial First mortgages
  Office Buildings
    New City, New York            6.20%    12/08/10      Y     $          -  $  134,000  $  106,000              none
    New York, New York            6.75%    04/01/08      M                    2,503,000   2,503,000              4% prior to 4/1/04,
                                                                                                                 3% prior to 4/1/05
                                                                                                                 2% prior to 4/1/06
                                                                                                                 then 1%
    New York, New York            5.00%    04/01/09      M                    1,298,000   1,298,000              None
    New York, New York            8.50%    04/01/05      M                    1,191,000   1,178,000              1%
    New York, New York            6.50%    09/01/04      M                    1,795,000   1,772,000              not  prepayable
                                                                                                                 until 5/1/04, then
                                                                                                                 greater of 1% or 31
                                                                                                                 days  interest  on
                                                                                                                 original principal
  Restaurants
    Decatur and
          Jonesboro, Georgia      8.50%    04/01/13      M                      359,000     300,000              none
    Manassas, Virginia            6.50%    12/01/05      Y                       52,000      46,000              0.50%
    Irondequoint, New York        7.20%    12/01/12      Y                      181,000     147,000              1%

  Hotel
    New York, New York            9.00%    02/01/04      M                    2,631,000   2,630,000              1%

  Warehouse
    Brooklyn, New York            8.00%    03/01/08      M                    3,697,000   3,647,000              5% until  2/29/04,
                                                                                                                 4% until 2/28/05 3%
                                                                                                                 until 2/28/06, 2%
                                                                                                                 until 2/28/07, then
                                                                                                                 1%
    Brooklyn, New York            6.38%    04/01/06      M                    1,477,000   1,457,000              1/2% of original
                                                                                                                 principal plus
                                                                                                                 interest through
                                                                                                                 7/1/04
  Garage
    New York, New York            8.50%    11/01/03      M                    2,163,000   2,158,000              1%

  Retail
    Brooklyn, New York            5.25%    08/01/08      M                      545,000     537,000              5% till 8/1/04, 4%
                                                                                                                 till 8/1/05, 3%
                                                                                                                 till 8/1/06, 2%
                                                                                                                 till 8/1/07, 1%
                                                                                                                 till maturity
    New Smyrna Beach, Florida     6.00%    12/31/12      M                    1,732,000   1,732,000              None
    New York, New York            7.00%    12/01/05      M                      250,000     213,000              not  prepayable
                                                                                                                 until  6/1/05,
                                                                                                                 greater of 1%

Land Acquisition First Mortgages                                                                                 or 31 days interest
                                                                                                                 on $2 Million
  Land
    New York, New York            6.75%    06/01/06      M                    2,977,000   2,928,000              not prepayable
                                                                                                                 until 7/1/04,  2%
                                                                                                                 untill 7/1/05,
                                                                                                                 then 1% thereafter
    Brooklyn, New York            6.00%    01/01/05      M                    6,455,000   6,391,000              not prepayable
                                                                                                                 until 4/1/04, then
                                                                                                                 1/2%
    Brooklyn, New York            5.00%    07/01/04      M                    2,350,000   2,308,000              not prepayable
                                                                                                                 until 4/1/04, then
                                                                                                                 1%

Residential First mortgages
  Rental Apartments Buildings
    Bronx, New York              12.75%    01/01/11      M                      847,000     847,000              no prepayment
                                                                                                                 permitted
    Bronx, New York              12.00%    06/01/13      M                    1,723,000   1,634,000              no prepayment
                                                                                                                 permitted
    Bronx, New York              13.50%    11/01/13      M                    4,159,000   4,159,000              no prepayment
                                                                                                                 permitted
    New York, New York            7.00%    02/01/04      M                    2,736,000   2,731,000              1%
    Brooklyn, New York            8.00%    09/01/04      M                      522,000     519,000              1%
    New York, New York            8.00%    06/01/04      M                    2,449,000   2,424,000              1%
    Philadelphia, Pennsylvania    7.00%    03/01/05      M                    1,868,000   1,847,000              not prepayable
                                                                                                                 until 9/1/04, then
                                                                                                                 1%
    St. Petersburg, Florida      10.00%    03/01/05      M                      880,000     870,000              not prepayable
                                                                                                                 until 9/1/04, then
                                                                                                                 1%
    Waterbury, Connecticut        7.50%    03/01/04      M                      793,000     791,000              1%
    New York, New York            7.50%    03/01/06      M                    1,352,000   1,334,000              not prepayable
                                                                                                                 until 6/1/05, then
                                                                                                                 1%
    Brooklyn, New York            7.35%    04/01/05      M                      639,000     633,000              not prepayable
                                                                                                                 until 10/1/04, then
                                                                                                                 1%
    New York, New York            5.50%    06/01/05      M                    3,354,000   3,308,000              not prepayable
                                                                                                                 until 12/1/04, then
                                                                                                                 1%
    New York, New York            6.50%    08/01/05      M                      895,000     883,000              not prepayable
                                                                                                                 until 11/1/04, then
                                                                                                                 1%
    Brooklyn, New York            5.50%    08/01/18      M                    2,572,000   2,538,000              2%
    New York, New York            6.85%    09/01/05      M                    1,120,000   1,103,000              not prepayable
                                                                                                                 until 3/1/05, then
                                                                                                                 1%
    New York, New York            7.50%    10/01/05      M                    1,647,000   1,620,000              1%
    Newark, New Jersey            5.50%    10/01/08      M                      398,000     389,000              2%
    New York, New York            8.00%    05/01/06      M                    1,382,000   1,357,000              not prepayable
                                                                                                                 until 9/15/05, then
                                                                                                                 1%
    Utica, New York               0.55%    07/01/04      M                      742,000     735,000              not prepayable
                                                                                                                 until 4/1/04, then
                                                                                                                 1%

Commercial Junior Mortgages
  Office Buildings
    Tampa, Florida               10.50%    07/01/09      M       4,964,000      464,000     462,000              1%
    Wall township, New Jersey     9.00%    10/01/04      M       3,440,000      378,000     374,000              1%
    New York, New York           11.00%    07/01/05      M       6,453,000      740,000     732,000      741,000 none until 10/1/04,
                                                                                                                 then 1%
    Bronx, New York              12.00%    03/01/04      M         784,000      197,000     197,000              1%
    New York, New York            6.00%    02/01/05      M       6,198,000      450,000     448,000              None
    Bronx, New York               7.50%    09/01/04      M       2,042,000      298,000     297,000              not prepayable
                                                                                                                 until 3/1/04, then
                                                                                                                 1/2% of original
                                                                                                                 principal
  Retail
    Vorhees, New Jersey          11.00%    08/01/04      M       2,153,000      233,000     232,000              not prepayable
                                                                                                                 until 7/1/04, then
                                                                                                                 1%
    Tuckerton, New Jersey        10.00%    04/01/04      M       2,170,000      300,000     297,000              1%
    New York, New York           10.00%    05/01/06      M       5,951,000    1,987,000   1,958,000              not prepayable
                                                                                                                 until 6/1/05, then
                                                                                                                 1%
    New Smyrna Beach, Florida     9.00%    09/01/04      M       2,790,000      198,000     196,000              1%
    New York, New York            9.00%    09/01/05      M       3,989,000      499,000     483,000              not prepayable
                                                                                                                 until 3/1/05, then
                                                                                                                 greater
                                                                                                                 of 1% or 31 days
                                                                                                                 interest on
                                                                                                                 original principal
    White Plains, New York        8.50%    04/01/07      M      10,452,000      997,000     981,000              not prepayable
                                                                                                                 until 1/1/06, then
                                                                                                                 greater of 1% or 31
                                                                                                                 days interest on
                                                                                                                 original principal

                         INTERVEST MORTGAGE CORPORATION
                   SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
                             As of DECEMBER 31, 2003

                 REAL ESTATE - continued

  Storage
    Lakeland, Florida            11.00%    04/01/07      M       6,989,000      436,000     432,000              4% until 4/1/04, 3%
                                                                                                                 until 4/1/05

  Supermarket                                                                                                    2%  until  4/1/06,
    New York, New York           12.00%    06/01/05      M       3,667,000      591,000     586,000              then 1% none until
                                                                                                                 9/1/04,  then  31
                                                                                                                 days  interest

  Warehouse
    Long Island City, New York   12.00%    01/01/06      M       6,784,000    1,823,000   1,798,000              2%  until  1/1/04,
                                                                                                                 1.5% until 4/1/05,
                                                                                                                 then  1%  of
                                                                                                                 outstanding balance
    Brooklyn, New York           12.00%    05/01/04      M       3,682,000      398,000     396,000              31 days interest on
    New York, New York           10.00%    07/01/04      M       1,989,000      597,000     592,000              original balance
                                                                                                                 not prepayable
                                                                                                                 until 4/1/04, then
                                                                                                                 1%

Residential Junior Mortgages
  Rental Apartments Buildings
    New York, New York           10.00%    12/01/05      M       3,101,000      294,000     293,000              1%
    New York, New York           11.00%    01/01/05      M         405,000    1,165,000   1,157,000              not prepayable
                                                                                                                 until 4/1/04, then
                                                                                                                 1%
    Bronx, New York              11.00%    02/01/08      M       1,723,000      228,000     228,000              no prepayment
                                                                                                                 permitted
    New York, New York           11.00%    02/01/05      M       3,277,000    1,724,000   1,712,000              not prepayable
                                                                                                                 until 5/1/04, then
                                                                                                                 1%
    New York, New York           11.00%    03/01/07      M         964,000      316,000     312,000      316,000 not prepayable
                                                                                                                 until 12/1/05, then
                                                                                                                 1%
    Philadelphia, Pennsylvania   11.00%    03/01/05      M       1,595,000      288,000     286,000              1%
    Bronx, New York              10.00%    07/01/04      M       2,299,000      168,000     170,000              none
    Baltimore, Maryland          12.00%    08/01/05      M       3,972,000      419,000     415,000              not prepayable
                                                                                                                 until 11/1/04, then
                                                                                                                 1%
    New York, New York           12.00%    03/01/06      M       1,677,000      120,000     119,000              not prepayable
                                                                                                                 until 3/1/05, then
                                                                                                                 1%
    New York, New York           12.00%    10/01/05      M         697,000      113,000     112,000              not prepayable
                                                                                                                 until 1/1/05, then
                                                                                                                 1%
    Brooklyn, New York           10.00%    10/01/04      M         403,000       74,000      74,000              1%
    New York, New York           12.00%    09/01/06      M       2,209,000      396,000     392,000              3% prior to
                                                                                                                 10/1/04, then 1%
    New York, New York           12.00%    12/01/05      M       2,381,000      322,000     319,000              2% until 12/1/04
                                                                                                                 then 1%
    New York, New York           12.00%    06/01/05      M       1,321,000      594,000     588,000              not prepayable
                                                                                                                 until 9/1/04, then
                                                                                                                 1%
    New York, New York           12.00%    11/01/05      M       6,000,000    1,242,000   1,225,000              not prepayable
                                                                                                                 until 5/16/05, then
                                                                                                                 31days
                                                                                                                 interest on
                                                                                                                 original balance
    Bronx, New York               8.50%    05/01/05      M         790,000      198,000     197,000              not prepayable
                                                                                                                 until 11/1/04, then
                                                                                                                 the greater of  31
                                                                                                                 days interest or 1%
                                                                                                                 of original
                                                                                                                 principal
    New York, New York           12.00%    05/01/05      M       9,411,000    1,292,000   1,276,000              2% until 5/1/04
                                                                                                                 then 1%
    Brooklyn, New York            7.00%    04/17/04      M         947,000      499,000     497,000              not prepayable
                                                                                                                 until 2/16/04, then
                                                                                                                 1%
    New York, New York           11.00%    07/01/04      M       8,890,000    2,492,000   2,464,000              Interest until
                                                                                                                 3/1/04, greater of
                                                                                                                 1% or 31
                                                                                                                 days interest on
                                                                                                                 original amount
    New York, New York            8.50%    09/01/08      M       1,591,000      348,000     343,000              2% until 9/1/04,
                                                                                                                 then 1% thereafter
    Hempstead, New York          12.00%    04/01/05      M       5,093,000      100,000      99,000              not prepayable
                                                                                                                 until 10/1/04, 31
                                                                                                                 days interest
                                                                                                                 thereafter
    New York, New York           12.00%    11/01/05      M       6,361,000      499,000     491,000              2% until 11/1/04,
                                                                                                                 31 days interest
                                                                                                                 thereafter
    Brooklyn, New York           12.00%    06/01/06      M       1,275,000      100,000      99,000              not prepayable
                                                                                                                 until 9/15/05, then
                                                                                                                 31 days interest
    New York, New York            9.00%    12/01/05      M       3,200,000      300,000     296,000              not prepayable
                                                                                                                 until 6/1/05, then
                                                                                                                 greater of 1% or 31
                                                                                                                 days interest on
                                                                                                                 original principal
    New York, New York            9.00%    12/01/06      M       2,200,000      300,000     296,000              not prepayable
                                                                                                                 until 3/1/06, then
                                                                                                                 greater of 1% or 31
                                                                                                                 days interest on
                                                                                                                 original principal
    Bronx, New York              12.00%    06/01/05      M      10,122,000    1,192,000   1,177,000              2% till 6/1/04, 1%
                                                                                                                 thereafter
    Tampa, Florida               10.00%    06/01/05      M       5,439,000    1,490,000   1,470,000              not prepayable
                                                                                                                 until 12/1/04, then
                                                                                                                 1%
    Bronx, New York              10.00%    07/01/05      M       5,976,000    1,690,000   1,666,000              not prepayable
                                                                                                                 until 1/1/05, then
                                                                                                                 1%

                                                               -------------------------------------------------
                                 Total                        $167,816,000  $90,417,000 $89,307,000  $ 1,057,000
                                                               =================================================

_______________

               Notes:
                (Y)           Yearly principal and interest payments
                (M)           Monthly principal and interest payments



  The following summary reconciles mortgages receivable at their carrying value

                                                                                  Year Ended December 31,
                                                               ---------------------------------------------------------------------
                                                                    2003                  2002                   2001

Balance at beginning of period                                  $73,398,000           $62,647,000            $51,992,000
  Additions during period
    Mortgages originated and acquired                            78,321,000            36,205,000             49,088,000

  Deductions during period
    Collections of principal, net of amortization of fees and   (62,513,000)          (25,371,000)           (38,415,000)
       discounts

  Change in allowance for loan losses                               (90,000)              (83,000)               (18,000)

                                                               ---------------------------------------------------------------------
Balance at end of period                                        $89,116,000           $73,398,000            $62,647,000
                                                               =====================================================================

================================================================================

No person has been authorized by the Company or by the Underwriter to give any information or to make any representations other than those contained in this Prospectus in connection with the Offering of the Debentures made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Debentures, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the Debentures in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Where you can Find More Information .......................................    3
Who Should Invest .........................................................    3
Summary ...................................................................    4
Risk Factors ..............................................................    6
Use of Proceeds ...........................................................   11
Market Information ........................................................   12
Capitalization ............................................................   12
Management's Discussion and Analysis
    of Financial Condition and Results
    of Operations .........................................................   13
Selected Financial Information
    of the Company ........................................................   20
History and Business ......................................................   21
Management ................................................................   26
Transactions with Management ..............................................   28
Description of Debentures .................................................   29
Plan of Offering ..........................................................   35
Legal Opinions ............................................................   36
Experts ...................................................................   36
Index to Financial Statements .............................................   37

                           ---------------------------

UNTIL ____________________ (90 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                         INTERVEST MORTGAGE CORPORATION

                                   $11,500,000



                                 SERIES __/__/__

                   $2,500,000 Total of Subordinated Debentures
                               Due January 1, 2008

                   $4,000,000 Total of Subordinated Debentures
                               Due January 1, 2010

                   $5,000,000 Total of Subordinated Debentures
                               Due January 1, 2012



                                 --------------

                                   PROSPECTUS

                                 --------------




                             Sage, Rutty & Co., Inc.





                The date of this Prospectus is __________, 200_.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.   Other Expenses of Issuance and Distribution.
-------    -------------------------------------------

     The following statement sets forth the amounts of expenses in connection with the offering of the Debentures pursuant to this registration statement, all of which shall be borne by the Company.

                                                                  Amount*
Securities and Exchange Commission
 Registration Fee ...........................................    $   1457
EDGAR Expenses ..............................................        4000
Printing and Engraving Expenses .............................      20,000
Accounting Fees and Expenses ................................      15,000
Legal Fees and Expenses .....................................      40,000
Blue Sky Fees and Expenses ..................................      20,000
Trustees' Fees and Expenses .................................       5,000
Miscellaneous ...............................................      24,543
                                                                 --------
Total .......................................................    $130,000
                                                                 ========
*Estimated amounts of expenses.

Item 32.   Sales to Special Parties.
-------    ------------------------

         Not applicable.

Item 33.   Recent Sales of Unregistered Securities.
-------    ---------------------------------------

         Not applicable.

Item 34.   Indemnification of Directors and Officers.
-------    -----------------------------------------

     Sections 721-726 of the New York Business Corporation Law provide that a corporation may indemnify its officers and directors (or persons who have served, at the corporation's request, as officers or directors of another corporation) against the reasonable expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been adjudged to have been liable to the corporation unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification.

     The Company's By-laws provide that the Company will indemnify the officers and directors of the Company to the fullest extent permitted under the laws of New York State. In that regard, the Company is obligated to indemnify officers and directors of the Company from and against any and all judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees, actually and necessarily incurred by an officer or director as a result of any action or proceeding, or any appeal therein, to the extent such amounts may be indemnified under the laws of New York State; and to pay any officer or director of the Company, in advance of the final disposition of any civil or criminal proceeding, the expenses incurred by such officer or director in defending such action or proceeding. The Company's obligation to indemnify its officers and directors continues to individuals who have ceased to be officers or directors of the Company and to the heirs and personal representatives of former officers and directors of the Company. The form of Underwriting Agreement included as an exhibit to this Registration Statement provides for indemnification of the Company, its officers and directors, against certain liabilities.

Item 35.   Treatment of Proceeds from Stock Being Registered.
-------    -------------------------------------------------

         Not applicable.

Item 36.   Financial Statements and Exhibits.
-------    ---------------------------------

   (a)     Financial Statements:

   See Index to Financial Statements of the Company.

   (b)     The  following  exhibits  are  filed as  part  of  this  Registration
           Statement:


Exhibit No.
-----------

    1.1 Form of Underwriting Agreement between the Company and Sage, Rutty & Co., Inc. (the "Underwriter").

    1.2    Form of Selected Dealer Agreement.

    3.1    Certificate of Incorporation of the Company.1

    3.2    Certificate of Amendment to Certificate of Incorporation.2

    3.3    Certificate of Amendment Regarding Name Change.3

    3.4    By-laws of the Company.4

    4.1 Form of Indenture between the Company and The Bank of New York, as Trustee (the "Trustee").

    5.1    Opinion of Harris Beach LLP.

    10.1 Form of Escrow Agreement between the Company, the Underwriter and Canandaigua National Bank and Trust Company.

    10.2   Form of Employment Agreement between the Company and Jerome Dansker.5

    10.3 Amendment to Employment Agreement between the Company and Jerome Dansker.2

    12.1   Statement re Computation of Ratio of Earnings to Fixed Charges.

    23.1 Consent of Harris Beach LLP is included in the opinion of Harris Beach LLP, filed as Exhibit 5.1.

    23.2   Consent of Eisner LLP

    25.1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 on Form T-1 for The Bank of New York.

----------------------------------

    (1) Incorporated by reference to Registrant's Registration Statement on Form S-18 (File No. 33-27404-NY), declared effective on May 12, 1989.

    (2) Incorporated by reference to Registrant's Report on Form 10-K for the year ended December 31, 1998, dated March 31, 1999.

    (3) Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 333-105199), declared effective July 25, 2003.

    (4) Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 33-39971), declared effective on May 13, 1991.

    (5) Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 33-96662), declared effective on October 18, 1996.


Item 36.   Undertakings.
-------    ------------

    The    undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 29, 2004.

                                             INTERVEST MORTGAGE CORPORATION

                                             By:    Lowell S. Dansker
                                                    ----------------------------
                                             Name:  Lowell S. Dansker
                                             Title: President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Lowell S. Dansker and Lawrence G. Bergman, and each of them, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to this Registration Statement.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated as of March 29, 2004.

Signature                                    Capacity
---------                                    --------

/s/ Lowell S. Dansker    Vice Chairman, President (Principal Executive Officer),
-----------------------  Treasurer, (Principal  Financial  Officer and Principal
(Lowell S. Dansker)      Accounting Officer) and Director


/s/ Lawrence G. Bergman   Vice President, Secretary and Director
-----------------------
(Lawrence G. Bergman)

/s/ Jerome Dansker       Chairman, Executive Vice President and Director
-----------------------
(Jerome Dansker)

                         Director
-----------------------
(Michael A. Callen)

/s/ Paul R. DeRosa       Director
-----------------------
(Paul R. DeRosa)

/s/ Stephen A. Helman    Director
-----------------------
(Stephen A. Helman)

/s/ Wayne F. Holly       Director
-----------------------
(Wayne F. Holly)

/s/ Lawton Swan, III     Director
-----------------------
(Lawton Swan, III)

/s/ Thomas E. Willett    Director
-----------------------
(Thomas E. Willett)

/s/ David J. Willmott    Director
-----------------------
(David J. Willmott)

/s/ Wesley T. Wood       Director
-----------------------
(Wesley T. Wood)

                                    EXHIBITS

                            TO REGISTRATION STATEMENT

                                       ON

                                    FORM S-11



                         INTERVEST MORTGAGE CORPORATION

                                  EXHIBIT INDEX

Number             Exhibit

1.1 Form of Underwriting Agreement between the Company and Sage, Rutty & Co., Inc. (the "Underwriter").

1.2        Form of Selected Dealer Agreement.

3.1        Certificate of Incorporation of the Company.1

3.2        Certificate of Amendment to Certificate of Incorporation.2

3.3        Certificate of Amendment - Name Change.3

3.4        By-laws of the Company.4

4.1 Form of Indenture between the Company and The Bank of New York, as Trustee (the "Trustee").*

5.1        Opinion of Harris Beach LLP.

10.1 Form of Escrow Agreement between the Company, the Underwriter and Canandaigua National Bank and Trust Company.

10.2       Form of Employment Agreement between the Company and Jerome Dansker.5

10.3       Amendment  to  Employment  Agreement  between  the Company and Jerome
           Dansker.2

12.1       Statement re Computation of Ratio of Earnings to Fixed Charges.

23.1 Consent of Harris Beach LLP is included in the opinion of Harris Beach LLP, filed as Exhibit 5.1.*

23.2       Consent of Eisner LLP

25.1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 on Form T-1 for The Bank of New York.

--------------------------

1 Incorporated by reference to Registrant's Registration Statement on Form S-18 (File No. 33-27404-NY), declared effective on May 12, 1989.

2 Incorporated by reference to Registrant's Report on Form 10-K for the year ended December 31, 1998.

3 Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 333-105199), declared effective July 25, 2003.

4 Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 33-39971), declared effective on May 13, 1991.

5 Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 33-96662), declared effective on October 18, 1995.